EXHIBIT 4.1

                                                                  Execution Copy











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                              STARCRAFT CORPORATION

                                CREDIT AGREEMENT

                          DATED AS OF JANUARY 16, 2004

                                  COMERICA BANK

                                    AS AGENT


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                                TABLE OF CONTENTS

                                                                            Page


1. DEFINITIONS.................................................................1
   1.1      Certain Defined Terms..............................................1

2. REVOLVING CREDIT...........................................................23
   2.1      Commitment........................................................23
   2.2      Accrual of Interest and Maturity; Evidence of Indebtedness........24
   2.3      Requests for and Refundings and Conversions of Advances...........24
   2.4      Disbursement of Advances..........................................27
   2.5      Swing Line Advances...............................................29
   2.6      Prime-based Interest Payments.....................................33
   2.7      Eurocurrency-based Interest Payments and Quoted Rate
                Interest Payments.............................................33
   2.8      Interest Payments on Conversions..................................34
   2.9      Interest on Default...............................................34
   2.10     Optional Prepayments..............................................34
   2.11     Prime-based Advance in Absence of Election or Upon Default........35
   2.12     Revolving Credit Commitment Fee...................................35
   2.13     Mandatory Repayment of Revolving Credit Advances..................35
   2.14     Optional Reduction or Termination of Revolving Credit
                Aggregate Commitment..........................................36
   2.15     Use of Proceeds of Advances.......................................37

3. LETTERS OF CREDIT..........................................................37
   3.1      Letters of Credit.................................................37
   3.2      Conditions to Issuance............................................37
   3.3      Notice............................................................39
   3.4      Letter of Credit Fees.............................................39
   3.5      Other Fees........................................................40
   3.6      Drawings and Demands for Payment Under Letters of Credit..........40
   3.7      Obligations Irrevocable...........................................42
   3.8      Risk Under Letters of Credit......................................43
   3.9      Indemnification...................................................44
   3.10     Right of Reimbursement............................................45

4. [RESERVED].................................................................45

5. CONDITIONS.................................................................45
   5.1      Execution of Notes and this Agreement.............................45
   5.2      Corporate or Limited Liability Company Authority..................45
   5.3      Collateral Documents, Guaranties and other Loan Documents.........46
   5.4      Existing Credit Facilities........................................47
   5.5      Insurance.........................................................47
   5.6      Compliance with Certain Documents and Agreements..................47
   5.7      Opinion of Counsel................................................47
   5.8      Company's Certificate.............................................48
   5.9      Payment of Fees...................................................48
   5.10     Financial Statements..............................................48
   5.11     Transaction Documents.............................................48
   5.12     Continuing Conditions.............................................48

6. REPRESENTATIONS AND WARRANTIES.............................................49
   6.1      Corporate Authority...............................................49
   6.2      Due Authorization - Company.......................................49
   6.3      Due Authorization - Guarantors....................................49
   6.4      Good Title, No Liens..............................................49
   6.5      Taxes.............................................................50
   6.6      No Defaults.......................................................50
   6.7      Enforceability of Agreement and Loan Documents-- Company..........50
   6.8      Enforceability of Loan Documents-- Guarantors.....................50
   6.9      Compliance with Laws..............................................50
   6.10     Non-contravention-- Company.......................................50
   6.11     Non-contravention-- Guarantors....................................50
   6.12     No Litigation.....................................................51
   6.13     Consents, Approvals and Filings, Etc..............................51
   6.14     Agreements Affecting Financial Condition..........................51
   6.15     No Investment Company or Margin Stock.............................51
   6.16     ERISA.............................................................52
   6.17     Conditions Affecting Business or Properties.......................52
   6.18     Environmental and Safety Matters..................................52
   6.19     Subsidiaries......................................................53
   6.20     Accuracy of Information...........................................53
   6.21     Labor Relations...................................................53
   6.22     Existing Debt.....................................................53
   6.23     Solvency..........................................................53

7. AFFIRMATIVE COVENANTS......................................................54
   7.1      Financial Statements. Furnish to the Agent with sufficient copies for each Bank:.........................................54
   7.2      Certificates; Other Information...................................54
   7.3      Payment of Obligations............................................55
   7.4      Conduct of Business and Maintenance of Existence; Compliance
                with Laws.....................................................55
   7.5      Maintenance of Property; Insurance................................56
   7.6      Inspection of Property; Books and Records, Discussions............56
   7.7      Notices...........................................................56
   7.8      Hazardous Material Laws...........................................57
   7.9      Fixed Charge Coverage Ratio.......................................58
   7.10     Tangible Net Worth................................................58
   7.11     Funded Debt to EBITDA Ratio.......................................58
   7.12     Leverage Ratio....................................................58
   7.13     Current Ratio.....................................................58
   7.14     Governmental and Other Approvals..................................58
   7.15     Compliance with ERISA.............................................58
   7.16     ERISA Notices.....................................................58
   7.17     Security; Defense of Collateral...................................59
   7.18     Use of Proceeds...................................................59
   7.19     Future Subsidiaries; Additional Collateral........................59
   7.20     Further Assurances................................................60
   7.21     Bank Accounts.....................................................60

8. NEGATIVE COVENANTS.........................................................60
   8.1      Limitation on Debt................................................60
   8.2      Limitation on Liens...............................................61
   8.3      Limitation on Guarantee Obligations...............................61
   8.4      Acquisitions......................................................62
   8.5      Limitation on Mergers, other Fundamental Changes or
                Sale of Assets................................................62
   8.6      Restricted Payments...............................................62
   8.7      Limitation on Capital Expenditures................................63
   8.8      Limitation on Investments, Loans and Advances.....................63
   8.9      Transactions with Affiliates......................................64
   8.10     Sale and Leaseback................................................64
   8.11     Limitation on Negative Pledge Clauses.............................64
   8.12     Prepayment of Debts...............................................64
   8.13     Amendment of Subordinated Debt Documents..........................64
   8.14     Modification of Certain Agreements................................65
   8.15     Fiscal Year.......................................................65

9. DEFAULTS...................................................................65
   9.1      Events of Default.................................................65
   9.2      Exercise of Remedies..............................................67
   9.3      Rights Cumulative.................................................68
   9.4      Waiver by Company of Certain Laws.................................68
   9.5      Waiver of Defaults................................................68
   9.6      Set Off...........................................................68

10.PAYMENTS, RECOVERIES AND COLLECTIONS.......................................69
   10.1     Payment Procedure.................................................69
   10.2     Application of Proceeds of Collateral.............................70
   10.3     Pro-rata Recovery.................................................70
   10.4     Margin Adjustments................................................71

11.CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS...........................71
   11.1     Reimbursement of Prepayment Costs.................................71
   11.2     Eurocurrency Lending Office.......................................72
   11.3     Circumstances Affecting Eurocurrency-based Rate Availability......72
   11.4     Laws Affecting Eurocurrency-based Advance Availability............72
   11.5     Increased Cost of Eurocurrency-based Advances.....................73
   11.6     Capital Adequacy and Other Increased Costs........................74
   11.7     Substitution of Banks.............................................74
   11.8     Right of Banks to Fund through Branches and Affiliates............75

12.AGENT......................................................................75
   12.1     Appointment of Agent..............................................75
   12.2     Deposit Account with Agent........................................76
   12.3     Scope of Agent's Duties...........................................76
   12.4     Successor Agent...................................................76
   12.5     Credit Decisions..................................................77
   12.6     Authority of Agent to Enforce This Agreement......................77
   12.7     Indemnification of Agent..........................................77
   12.8     Knowledge of Default..............................................78
   12.9     Agent's Authorization; Action by Banks............................78
   12.10    Enforcement Actions by the Agent..................................78
   12.11    Collateral Matters................................................79
   12.12    Agent in its Individual Capacities................................79
   12.13    Co-Agent..........................................................79
   12.14    Agent's Fees......................................................79

13.MISCELLANEOUS..............................................................80
   13.1     Accounting Principles.............................................80
   13.2     Consent to Jurisdiction...........................................80
   13.3     Law of Michigan...................................................80
   13.4     Interest..........................................................80
   13.5     Closing Costs and Other Costs; Indemnification....................81
   13.6     Notices...........................................................82
   13.7     Further Action....................................................82
   13.8     Successors and Assigns; Participations; Assignments...............82
   13.9     Counterparts......................................................86
   13.10    Amendment and Waiver..............................................86
   13.11    Confidentiality...................................................87
   13.12    Withholding Taxes.................................................87
   13.13    Taxes and Fees....................................................88
   13.14    WAIVER OF JURY TRIAL..............................................88
   13.15    Complete Agreement; Conflicts.....................................88
   13.16    Severability......................................................88
   13.17    Table of Contents and Headings....................................89
   13.18    Construction of Certain Provisions................................89
   13.19    Independence of Covenants.........................................89
   13.20    Reliance on and Survival of Various Provisions....................89
   13.21    Merger............................................................89



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                                TABLE OF CONTENTS

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SCHEDULES

  Schedule 1.1       Pricing Matrix
  Schedule 1.2       Percentages and Allocations
  Schedule 5.2       List of Jurisdictions in which Company and/or
                        Subsidiaries do material business
  Schedule 5.3(b)    Description of Property to be mortgaged
  Schedule 5.3(c)    Description of Leased Property
  Schedule 5.3(d)    List of Jurisdictions in which to file
                        financing statements
  Schedule 6.1       Exceptions to Foreign Corporation Qualifications
  Schedule 6.9       Compliance with Laws
  Schedule 6.12      Litigation
  Schedule 6.16      Employee Pension Benefit Plans
  Schedule 6.18      Environmental Matters
  Schedule 6.19      Subsidiaries
  Schedule 6.20      Contingent Obligations
  Schedule 6.24      Capitalization
  Schedule 7.8       Environmental Actions
  Schedule 7.19      Real Estate Requirements
  Schedule 8.1(b)    Existing Funded Debt
  Schedule 8.2       Permitted Liens
  Schedule 8.3       Existing Guaranties
  Schedule 8.8       Existing Investments
  Schedule 8.9       Transactions with Affiliates
  Schedule 8.11      Negative Pledges
  Schedule 13.6      Notices



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EXHIBITS
A        FORM OF REQUEST FOR REVOLVING CREDIT ADVANCE
B        FORM OF REVOLVING CREDIT NOTE
C        FORM OF SWING LINE NOTE
D        FORM OF REQUEST FOR SWING LINE ADVANCE
E        FORM OF SWING LINE BANK PARTICIPATION CERTIFICATE
F        FORM OF NOTICE OF LETTERS OF CREDIT
G        FORM OF BORROWING BASE CERTIFICATE
H        FORM OF ASSIGNMENT AGREEMENT
I        FORM OF GUARANTY
J        FORM OF SECURITY AGREEMENT
K        FORM OF INTERCOMPANY NOTE
L        FORM OF COVENANT COMPLIANCE REPORT



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                                CREDIT AGREEMENT


     This Credit Agreement ("Agreement") is made as of January 16, 2004, by and among the financial institutions from time to time signatory hereto (individually a "Bank," and any and all such financial institutions collectively the "Banks"), Comerica Bank, as agent for the Banks (in such capacity, "Agent"), and Starcraft Corporation, an Indiana corporation (the "Company").

         RECITALS:

     A. The Company has requested that the Banks extend to it credit and letters of credit on the terms and conditions set forth herein.

     B. The Banks are prepared to extend such credit as aforesaid, but only on the terms and conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the covenants contained herein, the Company, the Banks, and the Agent agree as follows:

     1. DEFINITIONS

     1.1 Certain Defined Terms. For the purposes of this Agreement the following terms will have the following ----------------------- meanings:

     "Account(s)" shall mean any account or account receivable as defined under the UCC, including without limitation, with respect to any Person, any right of such Person to payment for goods sold or leased or for services rendered.

     "Account Debtor" shall mean the party who is obligated on or under any Account.

     "Account Party(ies)" shall mean, with respect to any Letter of Credit, the account party or parties (which shall be the Company or a Guarantor) as named in an application to the Agent for the issuance of such Letter of Credit.

     "Advance(s)" shall mean, as the context may indicate, a borrowing requested by the Company, and made by the Banks under Section 2.1, or the Swing Line Bank under Section 2.5 hereof, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 or 2.5 hereof, and any advance deemed to have been made in respect of a Letter of Credit under Section 3.6(a) hereof, and shall include, as applicable, a Eurocurrency-based Advance, a Prime-based Advance and a Quoted Rate Advance.

     "Affiliate"  shall mean,  with  respect to any Person,  any other Person or group acting in concert in respect of the first Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such first Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Unless otherwise specified to the contrary herein, or the context requires otherwise, Affiliate shall refer to Affiliates of the Company. In the case of an individual and Affiliate shall include such person's spouse, parents, natural and adopted children and grandchildren, siblings, the estate of such individual or any such family member, and any trust established primarily for the benefit of such persons.

     "Agent" shall mean Comerica Bank, in its capacity as agent for the Banks hereunder, or any successor agent appointed in accordance with Section 12.4 hereof.

     "Agent's Correspondent" shall mean for Advances in eurodollars, Agent's Grand Cayman Branch (or for the account of said branch office, at Agent's main office in Detroit, Michigan, United States).

     "Alternate Base Rate" shall mean, for any day, an interest rate per annum equal to the Federal Funds Effective Rate in effect on such day, plus one percent (1%).

     "Applicable Interest Rate" shall mean (i) in respect of Revolving Credit Advances, the Eurocurrency-based Rate and the Prime-based Rate; and (ii) in respect of Swing Line Advances, Prime-based Rate and the Quoted Rate; in each case, as selected by Company from time to time subject to the terms and conditions of this Agreement.

     "Applicable Margin" shall mean, as of any date of determination thereof, the applicable interest rate margin, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 1.1.

     "Asset Sale" shall mean the sale, transfer or other disposition by the Company or any Guarantor of any tangible asset (other than stock or other ownership interests of any Subsidiary) to any Person (other than to the Company or any Guarantor), other than sales, transfers or other dispositions of inventory in the ordinary course of business and sales of assets or other dispositions of assets that have been damaged, become obsolete, worn out or are no longer useable or useful in the conduct of Company's or such Guarantor's business.

     "Assignment Agreement" shall mean an Assignment Agreement substantially in the form of Exhibit I hereto.

     "Bank Hedging Agreement" means any Hedging Transaction entered into between the Company and any Bank or an Affiliate of a Bank.

     "Bankruptcy Code" shall mean Title 11 of the United States Code and the rules promulgated thereunder.

     "Banks" shall mean Comerica Bank and such other financial institutions from time to time parties hereto as lenders and shall include the Swing Line Bank and any assignee which becomes a Bank pursuant to Section 13.8 hereof.

     "Base Tangible Net Worth" shall initially mean $8,000,000. Beginning March 31, 2004 and on the last day of each fiscal quarter thereafter, Base Tangible Net Worth shall increase by an amount equal to the greater of either (i) fifty percent (50%) of the Net Income of Company and its Consolidated Subsidiaries for the fiscal quarter then ended or (ii) $500,000. If Net Income is less than zero for any fiscal quarter, it shall be deemed to be zero for purposes of this calculation.

     "Borrowing Base" shall mean, as of any date of determination thereof, an amount equal to the sum of (i) 85% of Eligible Accounts plus (ii) twenty-five percent (25%) of Eligible Inventory provided that the amount set forth in this clause (ii) shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) plus (iii) the lesser of (A) 75% of Eligible Tooling Accounts, less any progress payments received for the applicable tooling and (B) $3,000,000; plus (iv) the Overformula Amount; provided however, that the Borrowing Base shall be determined on the basis of the most current Borrowing Base Certificate required to be submitted hereunder, provided, further, that the amount determined as the Borrowing Base shall be subject to any reserves for contras/offsets, potential offsets due to customer deposits, and such other reserves as reasonably established by the Agent, at the direction or with the concurrence of the Majority Banks from time to time, including, without limitation any reserves or other adjustments established by Agent or the Majority Banks on the basis of any collateral audits conducted hereunder, all in accordance with ordinary and customary asset-based lending standards, as reasonably determined by Agent and the requisite Banks. In the event that Agent, at any time in its sole discretion, determines that the dollar amount of Eligible Accounts collectable by a Borrowing Base Obligor is reduced or diluted as a result of discounts or rebates granted by a Borrowing Base Obligor to the respective Account Debtor(s), returned or rejected Inventory or services, or such other reasons or factors as Agent reasonably deems applicable, all in accordance with ordinary and customary asset-based lending standards, as reasonably determined by Agent and the requisite Banks, Agent may, in its sole discretion, upon five (5) business days' prior written notice to Agent, reduce or otherwise modify the percentage of Eligible Accounts included within the Borrowing Base and/or reduce the dollar amount of Eligible Accounts by an amount determined by Agent in its sole discretion.

     "Borrowing Base Certificate" shall mean a Borrowing Base certificate, substantially in the form of Exhibit H, with appropriate insertions and executed by a Responsible Officer.

     "Borrowing   Base  Obligors"  shall  mean  the  Company  and  the  Domestic
Guarantors.

     "Business Day" shall mean any day on which commercial banks are open for domestic and international business in Detroit, Michigan and if related to a determination of the Eurocurrency-based Rate or to a Eurocurrency-based Advance, a day on which commercial banks are open in the relevant interbank market for eurodollar transactions.

     "Capital Expenditures" shall mean, for any period, with respect to any Person, the aggregate of all expenditures incurred by such Person and the Guarantors during such period for the acquisition or leasing (pursuant to a Capitalized Lease) of fixed or capital assets or additions to equipment, plant and property that should be capitalized under GAAP on a consolidated balance sheet of such Person and the Guarantors.

     "Capitalized Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) with respect to which the discounted present value of the rental obligations of such Person as lessee thereunder, in conformity with GAAP, is required to be capitalized on the balance sheet of that Person.

         "Change of Control" shall mean the occurrence of either:

               (A)(i) any person or group of persons (within the meaning of Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended), other than the Investors or any Affiliates of the Investors or a person approved in advance by the Majority Banks (a "Permitted Transferee"), shall have acquired beneficial ownership (within the meaning of such Rule 13d-3) of 30% or more of the equity interests of the Company generally having the right to vote through the acquisition of such equity interests from the Investors or any Affiliates of the Investors; and (ii) the Investors and any Affiliates of the Investors shall, collectively, cease to be the beneficial owners (within the meaning of such Rule 13d-3) of at least 30% or more of the equity interests of the Company generally having the right to vote by virtue of the sale or other transfer of equity interests to any Person which is not an Investor, an Affiliate of the Investors or a Permitted Transferee of the Investors; or

               (B) the Company shall cease to own directly or indirectly, at least 100% of the Equity Interests of any of its Subsidiaries.

     For avoidance of doubt, the Merger shall not constitute a Change of Control.

     "Collateral" shall mean all property or rights in which a security interest, mortgage, lien or other encumbrance for the benefit of the Banks is or has been granted or arises or has arisen, under or in connection with this Agreement, the other Loan Documents, or otherwise to secure the Indebtedness.

     "Collateral Access Agreement" shall mean an agreement in form and substance reasonably satisfactory to the Agent pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by a Borrowing Base Obligor, that acknowledges the Liens under the Collateral Documents and subordinates or waives any Liens held by such Person on such property and, in the case of any such agreement with a mortgagee or lessor, permits the Agent reasonable access to and the use of such real property during the continuance of an Event of Default to assemble, complete and sell any Collateral stored or otherwise located thereon.

     "Collateral Documents" shall mean the Security Agreement, the Guaranties, the Mortgages and all of the other acknowledgments, certificates, financing statements, instruments and other security documents executed by Company or any Guarantor in favor of the Agent for the benefit of the Banks and delivered to the Agent, as security for the Indebtedness, in each case as of the Effective Date or, from time to time, subsequent thereto, in connection with such collateral documents, in each case, as such collateral documents may be amended or otherwise modified from time to time.

     "Comerica Bank" shall mean Comerica Bank, a Michigan banking corporation, its successors or assigns.

     "Commitment" shall mean the Revolving Credit Aggregate Commitment.

     "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or which is part of a group which includes Company and which is treated as a single employer under Section 414 of the Internal Revenue Code.

     "Company" is defined in the preamble.

     "Consolidated" (or "consolidated") or "Consolidating" (or "consolidating") shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with GAAP. Unless otherwise specified herein, "Consolidated" and "Consolidating" shall refer to Company and its Subsidiaries, determined on a Consolidated or Consolidating basis, as the case may be.

     "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Covenant Compliance Report" shall mean the report to be furnished by the Company to the Agent pursuant to Section 7.2(a) hereof, in the form attached hereto Exhibit L and certified by a Responsible Officer, which report shall include, among other things, detailed calculations and the resultant ratios or financial tests with respect to the financial covenants contained in Sections
7.9 through 7.13 and 8.7 of this Agreement, accompanied by such other supplemental or supporting information as may be reasonably requested by Agent or Majority Banks.

     "Current Assets" shall mean, as of any applicable date of determination, all cash, non-affiliated customer receivables and unbilled receivables, United States government securities, income tax refunds, tooling and inventories.

     "Current Liabilities" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP; provided, that, Current Liabilities shall include outstanding Advances and Letters of Credit regardless of whether they would be classified as Current Liabilities in accordance with GAAP.

     "Current Ratio" shall mean as of any date of determination, a ratio the numerator of which is Current Assets of Company and its consolidated Subsidiaries and the denominator of which is Current Liabilities of Company and its consolidated Subsidiaries.

     "De Minimis Matters" shall mean any suits, actions, proceedings, investigations, or other matters, the existence of which and any liability which may result therefrom, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     "Debt" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP, including, without limitation, Capital Leases.

     "Default" shall mean any event which with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement.

     "Defaulting Bank" is defined in Section 2.4(c).

     "Distribution" is defined in Section 8.6 hereof.

     "Dollars" and the sign "$" shall mean lawful money of the United States of America.

     "Domestic Advance" shall mean any Advance other than a Eurocurrency-based Advance.

     "Domestic Guarantors" shall mean the Guarantors excluding any Guarantor which is a Foreign Subsidiary.

     "Domestic Subsidiary(ies)" shall mean any direct or indirect Subsidiary of the Company which is organized under the laws of the United States of America, or any state, territory or other political subdivision thereof.

     "EBITDA" shall mean, as of any date of determination, the sum of the Net Income of Company and its Consolidated Subsidiaries, for the four preceding fiscal quarters ending on such date of determination, plus, to the extent deducted in computation of such Net Income, (i) income taxes, for that period,
(ii) interest expense for that period and (iii) depreciation and amortization expense for that period, in each case determined in accordance with GAAP.

     "Effective Date" shall mean the date on which all the conditions precedent set forth in Sections 5.1 through 5.11 have been satisfied.

     "Eligible Accounts" shall mean an Account which has been included in a Borrowing Base Certificate as an Eligible Account to determine the Borrowing Base, and as to which Account, unless otherwise approved by Agent in its sole discretion, the following is true and accurate as of the time it was utilized to determine the Borrowing Base:

     (a) such Account arose in the ordinary course of the business of the applicable Borrowing Base Obligor out of either (i) a bona fide sale of Inventory (as defined in the UCC) by such Borrowing Base Obligor, and in such case such Inventory has in fact been shipped to the appropriate Account Debtor or the sale has otherwise been consummated in accordance with such order, or (ii) services performed by such Borrowing Base Obligor under an enforceable contract (written or oral), and in such case such services have in fact been performed for the appropriate Account Debtor in accordance with such contract;

     (b) such Account represents a legally valid and enforceable claim which is due and owing to a Borrowing Base Obligor by such Account Debtor and for such amount as is represented by the Company to Agent in the applicable Borrowing Base Certificate;

     (c) it is evidenced by an invoice dated not later than the date of shipment of the related Inventory or the performance of the services or other evidence of billing acceptable to Agent giving rise to such Account and it is not owing more than ninety (90) days after the date of the invoice corresponding to such Account;

     (d) the unpaid balance of such Account as represented by the Company to Agent in the applicable Borrowing Base Certificate is not subject to any defense, counterclaim, setoff, contra account, credit, allowance or adjustment by the Account Debtor because of returned, inferior or damaged Inventory or services, or for any other reason, except for customary discounts allowed by the applicable Borrowing Base Obligor in the ordinary course of business for prompt payment;

     (e) the transactions leading to the creation of such Account comply with all applicable local, state and federal laws and regulations of the jurisdiction in which such Account was created where the failure to comply therewith could reasonably be expected to impair the collectibility of such Account;

     (f) it is not an Account billed in advance, payable on delivery, for consigned goods, for guaranteed sales, for unbilled sales, for progress billings, payable at a future date in accordance with its terms, subject to a retainage or holdback or insured by a surety company;

     (g) the applicable Borrowing Base Obligor has granted to the Agent pursuant to or in accordance with the Collateral Documents (except to the extent not required to do so thereunder) a perfected security interest in such Account prior in right to all other persons or entities and such Account has not been sold, transferred or otherwise assigned or encumbered by such Borrowing Base Obligor, as applicable, to any person or entity other than pursuant to or in accordance with the Collateral Documents or this Agreement;

     (h) it is not owing by an Account Debtor who, as of the date of determination, has failed to pay twenty-five percent (25%) or more of the aggregate amount of its Accounts owing to any Borrowing Base Obligor within ninety (90) days since the original invoice date (provided that this requirement shall not apply to Accounts owing from General Motors Corporation, Ford Motor Company, DaimlerChrysler Corporation or their respective subsidiaries);

     (i) such Account is not represented by any note, trade acceptance, draft or other negotiable instrument or by any chattel paper, except any such as has been endorsed and delivered by any Borrowing Base Obligor pursuant to or in accordance with the Collateral Documents or this Agreement on or prior to such Account's inclusion in any applicable Borrowing Base Certificate;

     (j) the Borrowing Base Obligors have not received, with respect to such Account, any notice of the death of the related Account Debtor or any general partner thereof, nor of the dissolution, liquidation, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws by or against, such Account Debtor;

     (k)  the Account Debtor on such Account is not:

          (i)  an Affiliate of the Company or any of its Subsidiaries,

          (ii) unless the applicable Borrowing Base Obligor has complied with the provisions of the Federal Assignment of Claims Act, the United States of America or any department, agency, or instrumentality thereof,

          (iii)a citizen or resident of any jurisdiction other than one of the United States or Canada, unless such Account is secured by a letter of credit or a guaranty issued by a bank acceptable to the Agent and in form and substance acceptable to the Agent, in its reasonable discretion, or

          (iv) an Account Debtor whose obligations the Agent, acting in its commercially reasonable judgment, has notified the Company are not deemed to constitute an Eligible Account because the collectibility of such Account is or will be impaired;

     (l) such Account satisfies any other eligibility criteria established from time to time by the Agent at the direction or with the concurrence of the Majority Banks, all in accordance with ordinary and customary asset-based lending standards, as reasonably determined by them; and

     (m)  it is not for the sale of tooling.

Any Account which is at any time an Eligible Account but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account.

     "Eligible Inventory" shall mean Inventory of any Borrowing Base Obligor which meets each of the following requirements:

     (a) it (i) is subject to a perfected Lien in favor of Agent and (ii) is not subject to any other assignment, claim or Lien;

     (b)  it is saleable;

     (c) it is in the possession and control of the applicable Borrowing Base Obligor and it is stored and held in facilities owned by a Borrowing Base Obligor or, if such facilities are not so owned, Agent is in possession of a Collateral Access Agreement or other acknowledgment agreements with respect thereto;

     (d) it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in Title 29 U.S.C. ss.215;

     (e) it is not subject to any agreement which would restrict Agent's ability to sell or otherwise dispose of such Inventory, other than any restriction established by an Account Debtor relating to the sale of Inventory which is proprietary (or includes proprietary components) to a competitor, whether directly or indirectly;

     (f) it is located in the United States or in any territory or possession of the United States that has adopted Article 9 of the Uniform Commercial Code;

     (g) it is not "in transit" to any Borrowing Base Obligor or held by any Borrowing Base Obligor on consignment;

     (h)  it is not work-in-process Inventory; and

     (i) Agent shall not have determined in its discretion, all in accordance with ordinary and customary asset-based lending standards, as reasonably determined by Agent and the requisite Banks that it is unacceptable due to age, type, category, quality, quantity and/or any other reason whatsoever.

Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.

     "Eligible Tooling Account" shall mean an Account which has been included in a Borrowing Base Certificate as an eligible tooling account to determine the Borrowing Base, and as to which Account, as of any date, arises from the sale of dies, molds, tooling and similar items, but excluding cutting tools and perishable tooling (collectively, for the purposes of this definition, "tooling"), which are payable in Dollars and in which the applicable Borrowing Base Obligor has granted to the Agent a first-priority perfected security interest pursuant to the Collateral Documents, valued at the face amount thereof less sales, excise or similar taxes and less returns, discounts, claims, credits and allowances of any nature eat any time issued, owing, granted, outstanding, available or claimed, and less any tooling payables relating to such Account, provided that each of the following conditions is satisfied:

          (i) the sale of such Tooling is covered under specific written purchase orders or agreements between the applicable Borrowing Base Obligor and the purchasers of such Tooling which purchase orders and agreements shall have been delivered to the Agent and their terms and provisions shall be satisfactory to the Agent.

          (ii) the purchaser of the Tooling shall be satisfactory to the Agent;

          (iii) the purchaser of the Tooling shall be obligated for payment on an invoice from the applicable Borrowing Base Obligor that is not aged more than ninety (90) days from the original invoice date;

          (iv) the applicable Borrowing Base Obligor shall have submitted to the Agent such internal reports with respect to the Tooling as the Agent may require, copies of the Tooling invoices, and evidence satisfactory to the Agent of the PPAP approval for the Tooling; and

          (v) the unpaid balance of such Tooling as represented by the applicable Borrowing Base Obligor is not subject to any defense, counterclaim, setoff, contra-account, vendor account payable, credit, allowance or adjustment;

          (vi) it otherwise complies with the definition of "Eligible Account" contained herein.

     Any Account which is at any time an Eligible Tooling Account but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Tooling Account.

     "Equity Interests" means, with respect to any Person, any and all shares, share capital, interests, participations, warrants, options or other equivalents (however designated) of capital stock of a corporation and any and all equivalent ownership interests in a Person (other than a corporation).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code and the regulations in effect from time to time thereunder.

     "Eurocurrency-based Advance" shall mean any Advance which bears interest at the Eurocurrency-based Rate.

     "Eurocurrency-based Rate" shall mean a per annum interest rate which is equal to the sum of (a) the Applicable Margin, plus (b) the quotient of:

          (A) the per annum interest rate at which deposits in the relevant eurocurrency are offered to Agent's Eurocurrency Lending Office by other prime banks in the eurocurrency market in an amount comparable to the relevant Eurocurrency-based Advance and for a period equal to the relevant Eurocurrency-Interest Period at approximately 11:00 A.M. Detroit time two (2) Business Days prior to the first day of such Eurocurrency-Interest Period, divided by

          (B) a percentage equal to 100% minus the maximum rate on such date at which Agent is required to maintain reserves on 'Eurocurrency Liabilities' as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Agent is required to maintain reserves against a category of liabilities which includes eurocurrency deposits or includes a category of assets which includes eurocurrency loans, the rate at which such reserves are required to be maintained on such category, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

     "Eurocurrency-Interest Period" shall mean, for any Eurocurrency-based Advance, an interest period of one, two or three months (or such other period as is agreed to by Company and the Banks) as selected by the Company, for such Eurocurrency-based Advance pursuant to Section 2.3 or 2.5 hereof, as the case may be.

     "Eurocurrency Lending Office" shall mean, (a) with respect to the Agent, Agent's office located at its Grand Caymans Branch or such other branch of Agent, domestic or foreign, as it may hereafter designate as its Eurocurrency Lending Office by written notice to Company and the Banks and (b) as to each of the Banks, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified thereon as its Eurocurrency Lending Office), or at such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurocurrency Lending Office by written notice to Company and Agent.

     "Event of Default"  shall mean each of the Events of Default  specified  in
Section 9.1 hereof.

     "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it, all as conclusively determined by the Agent, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

     "Fee Letter" shall mean each fee letter in effect from time to time between Company and the Agent or any Bank hereunder, as amended from time to time.

     "Fees" shall mean the Letter of Credit Fees and the other fees and charges payable by the Company to the Banks or Agent hereunder.

     "Fixed Charge Coverage Ratio" shall mean as of any date of determination thereof, a ratio the numerator of which is EBITDA for the four preceding fiscal quarters ending on such date of determination and the denominator of which is the sum of all of Company's and its Consolidated Subsidiaries' (a) interest expense during such period, (b) income taxes expensed during such period, (c) dividends paid during such period (excluding dividends and distributions by a Subsidiary of Company to Company or a Subsidiary of Company), (d) lease and rental expense during such period and (e) all payments of principal with respect to Funded Debt of Company and its Consolidated Subsidiaries during such period, all as determined in accordance with GAAP.

     "Foreign Person" shall mean an Account Debtor which (i) does not maintain its chief executive office in the United States of America, (ii) is not organized under the laws of the United States of America, or any state thereof, or (iii) is the government of any foreign country of sovereign state, or of any state, province, municipality or other instrumentality thereof.

     "Foreign Subsidiary(ies)" shall mean each Subsidiary of the Company which is not a Domestic Subsidiary.

     "Funded Debt" of any Person shall mean (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services as of such date (other than operating leases and trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) the principal component of all obligations of such Person under Capitalized Leases,
(c) all reimbursement obligations (actual, contingent or otherwise) of such Person in respect of letters of credit, acceptances or similar obligations issued or created for the account of such Person, (d) all liabilities secured by any liens on any property owned by such Person as of such date even though such Person has not assumed or otherwise become liable for the payment thereof, in each case determined in accordance with GAAP; provided however that so long as such Person is not personally liable for such liabilities, the amount of such liability shall be deemed to be the lesser of the fair market value at such date of the property subject to the lien securing such liability and the amount of the liability secured, and (e) all Guarantee Obligations in respect of any liability which constitutes Funded Debt; provided, however that Funded Debt shall not include any interest rate swap transaction, basis swap transaction, forward rate transaction, commodity swap transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing) entered into by such Person prior to the occurrence of a termination event with respect thereto.

     "Funded Debt to EBITDA Ratio" shall mean as of any date of determination, a ratio the numerator of which is all Funded Debt of Company and its Consolidated Subsidiaries as of such date and the denominator of which is EBITDA for the four preceding fiscal quarters ending on such date of determination. For purposes of determining the Funded Debt to EBITDA Ratio, Funded Debt consisting of Revolving Credit outstandings (including outstanding Letters of Credit) shall be calculated on the basis of the average outstandings during the Company's fiscal quarter ending of the applicable date of determination.

     "GAAP" shall mean generally  accepted  accounting  principles in the United
States of America, consistently applied; provided however that in the case of determination of compliance with the financial covenants set forth in Sections
7.9 through 7.13 and 8.7, GAAP shall mean such accounting principles as in effect on the Effective Date.

     "Governmental Obligations" means noncallable direct general obligations of the United States of America or obligations the payment of principal of and interest on which is unconditionally guaranteed by the United States of America.

     "Guarantee Obligation" shall mean as to any Person (the "guaranteeing person") any obligation of the guaranteeing person in respect of any obligation of another Person (including, without limitation, any bank under any letter of credit), the creation of which was induced by a reimbursement agreement, guaranty agreement, keepwell agreement, purchase agreement, counterindemnity or similar obligation issued by the guaranteeing person, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Company in good faith.

     "Guarantor(s)" shall Tecstar, LLC, Wheel to Wheel Acquisition Company, LLC, Wheel to Wheel, Inc. and Tecstar Manufacturing Canada Limited and each Subsidiary which is required by the Banks to guarantee the obligations of the Company hereunder and under the other Loan Documents.

     "Guaranties" shall mean those certain guaranties of all outstanding Indebtedness of the Company, executed and delivered (or to be executed and delivered) by the Guarantors (whether by execution thereof, or by execution of the Joinder Agreement attached as "Exhibit A" to the form of such Guaranty), to the Agent, on behalf of the Banks, in the form annexed hereto as Exhibits "I-1" and "I-2", as amended from time to time.

     "Hazardous Material" shall mean any hazardous or toxic waste, substance or material defined or regulated as such in or for purposes of the Hazardous Material Laws.

     "Hazardous Material Law(s)" shall mean all laws, codes, ordinances, rules, regulations, orders, decrees and final, written directives issued by any federal, state, local or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to any substance or material which is regulated for reasons of health, safety or the environment and which is present or alleged to be present on or about or used in any facilities owned, leased or operated by the Company or any of its Subsidiaries, or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the indoor and outdoor ambient air; any so-called "superfund" or "superlien" law; and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material, as now or at any time during the term of the Agreement in effect.

     "Hedging Transaction" means each interest rate swap transaction, basis swap transaction, forward rate transaction, commodity swap transaction, equity
transaction,  equity  index  transaction,   foreign  exchange  transaction,  cap
transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing) entered into by the Company from time to time; provided that such transaction is entered into for risk management purposes and not for speculative purposes.

     "Hereof", "hereto", "hereunder" and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

     "Indebtedness" shall mean all indebtedness and liabilities including interest, fees and other charges (including interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the Revolving Credit Maturity Date and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), arising under this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, of the Company or any Guarantor to any of the Banks or Affiliates thereof or to the Agent, in any manner and at any time, whether arising under this Agreement, or under the Guaranty or any of the other Loan Documents, due or hereafter to become due, now owing or that may hereafter be incurred by the Company or any Guarantor to, any of the Banks or Affiliates thereof or to the Agent (and which shall be deemed to include any liabilities of the Company or any Guarantor to any Bank arising in connection with account overdrafts), and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, any payment obligations, if any, under Hedging Transactions evidenced by Bank
Hedging Agreements, and any and all consolidations, amendments, renewals, replacements, substitutions or extensions of any of the foregoing; provided, however that for purposes of calculating the Indebtedness outstanding under this Agreement or any of the other Loan Documents, the direct and indirect and absolute and contingent obligations of the Company and the Guarantors (whether direct or contingent) shall be determined without duplication.

     "Intercompany Loan" shall mean any loan (or advance in the nature of a loan) by the Company to any Guarantor, or by any Subsidiary to the Company or to any Guarantor, provided that each such loan or advance is subordinated in right of payment and priority to the Indebtedness on terms and conditions satisfactory to Agent and the Majority Banks.

     "Intercompany Loans, Advances or Investments" shall mean any Intercompany Loan, and any advance or investment by the Company or any Subsidiary (including without limitation any guaranty of obligations or indebtedness to third parties) to or in another Subsidiary (or by any Subsidiary to the Company).

     "Intercompany Note" shall mean any promissory note issued or to be issued by the Company or any Subsidiary to evidence an Intercompany Loan substantially in the form of Exhibit K.

     "Interest Period" shall mean (a) with respect to a Eurocurrency-based Advance, a Eurocurrency-Interest Period, commencing on the day a Eurocurrency-based Advance is made, or on the effective date of an election of the Eurocurrency-based Rate made under Section 2.3 hereof, and (b) with respect to a Swing Line Advance carried at the Quoted Rate, an interest period of 30 days (or any lesser number of days agreed to in advance by the Company, Agent and the Swing Line Bank or required under clause (iii) of the proviso to this definition); provided, however that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, except that as to an Interest Period in respect of a Eurocurrency-based Advance, if the next succeeding Business Day falls in another calendar month, such Interest Period shall end on the next preceding Business Day, (ii) when an Interest Period in respect of a Eurocurrency-based Advance begins on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end, it shall end on the last Business Day of such calendar month, (iii) with respect to any Quoted Rate Advance, the last day of the applicable Interest Period shall be on or before the last Business Day of the week in which such Advance is made, and (iv) no Interest Period in respect of any Advance shall extend beyond the Revolving Credit Maturity Date.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

     "Investment" shall mean, when used with respect to any Person, (a) any loan, investment or advance made by such Person to any other Person (including, without limitation, any contingent obligation) in respect of any capital stock, Debt, obligation or liability of such other Person and (b) any other investment made by such Person (however acquired) in stock or other ownership interests in any other Person, including, without limitation, any investment made in exchange for the issuance of shares of stock of such Person.

     "Investor" shall mean any person or group of persons (within the meaning of Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended) who held beneficial ownership of at least 5% of the voting stock of the Company, or who was a director or employee of the Company or its Subsidiaries, or who was a shareholder of record of Wheel to Wheel, Inc., (in any such case) on January 14, 2004, and any affiliate of any such person.

     "Issuing Bank" shall mean Comerica Bank in its capacity as issuer of one or more Letters of Credit hereunder, or its successor designated by the Company and the Banks.

     "Issuing Office" shall mean such office as Issuing Bank shall designate as its Issuing Office.

     "Letter of Credit Agreement" shall mean, in respect of each Letter of Credit, the application and related documentation satisfactory to the Issuing Bank of an Account Party or Account Parties requesting Issuing Bank to issue such Letter of Credit, as amended from time to time.

     "Letter of Credit Documents" is defined in Section 3.7.

     "Letter of Credit Fees" shall mean the fees payable to Agent for the accounts of the Banks in connection with Letters of Credit pursuant to Section 3.4(a) and (b) hereof.

     "Letter of Credit Maximum Amount" shall mean Five Hundred Thousand Dollars ($500,000).

     "Letter of Credit Obligations" shall mean at any date of determination, the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, (b) the aggregate face amount of all Letters of Credit requested but not yet issued as of such date and (c) the aggregate amount of Reimbursement Obligations which have not been reimbursed by the Company as of such date.

     "Letter of Credit Payment" shall mean any amount paid or required to be paid by the Issuing Bank in its capacity hereunder as issuer of a Letter of Credit as a result of a draft or other demand for payment under any Letter of Credit.

     "Letter(s) of Credit" shall mean any standby letters of credit issued by Issuing Bank at the request of or for the account of an Account Party or Account Parties pursuant to Article 3 hereof.

     "Leverage Ratio" shall mean as of any date of determination a ratio the numerator of which is Debt of Company and its Consolidated Subsidiaries as of such date and the denominator of which is Tangible Net Worth of Company and its Consolidated Subsidiaries as of such date.

     "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, Capitalized Lease, or any other similar type of lien, charge, encumbrance, preferential or priority arrangement, whether based on common law or statute.

     "Loan Documents" shall mean, collectively, this Agreement, the Notes (if issued), the Letter of Credit Agreements, the Letters of Credit, the Guaranties, the Collateral Documents, any Bank Hedging Agreement and any other documents, certificates, instruments or agreements executed or delivered pursuant to or in connection with any such document or this Agreement, as such documents may be amended or otherwise modified from time to time.

     "Loan Parties" shall mean the Company and each Guarantor and "Loan Party" shall mean any one of them, as the context indicates or otherwise requires.

     "Majority Banks" shall mean (a) so long as the Revolving Credit Aggregate Commitment is outstanding hereunder, at any time Banks holding not less than 66?% of the aggregate principal amount of the Revolving Credit Aggregate Commitment and (b) if the Revolving Credit Aggregate Commitment has been terminated, at any time Banks holding not less than 66?% of the aggregate principal amount of Indebtedness then outstanding hereunder (provided that, for purposes of determining Majority Banks hereunder, Indebtedness outstanding under the Swing Line or under any Letter of Credit shall be allocated among the Banks based on their respective Percentages).

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business or financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company and the Guarantors to perform their respective obligations under this Agreement when required to be performed, including the Notes (if issued) or any other Loan Document to which either of them is a party, or (c) the validity or enforceability of this Agreement, any of the Notes (if issued) or any of the other Loan Documents or the rights or remedies of the Agent or the Banks hereunder or thereunder.

     "Merger" shall mean the merger of Wheel to Wheel, Inc. with and into Wheel to Wheel Acquisition Company, LLC pursuant to the Transaction Documents with Wheel to Wheel Acquisition Company, LLC as the survivor.

     "Mortgage(s)" shall mean the mortgage(s) and deeds of trust of real property owned by the Company or any Guarantor in form satisfactory to the Agent (and containing customary local law provisions for comparable transactions) as the case may be, executed and delivered as of the date hereof, or executed and delivered after the Effective Date by the Company or any Guarantor pursuant to
Section 7.17 hereof, as such mortgages may be amended or otherwise modified from time to time and "Mortgage" shall mean any of them.

     "Multiemployer Plan" shall mean a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments received by the Company and/or any Guarantor, as the case may be, from such Asset Sale, net of the reasonable direct expenses of sale such as commissions and pro rated property taxes and net of any taxes actually payable by the Company or such Guarantor in respect of such sales, taking into account the Company's or such Guarantor's losses, if any, which are available under applicable law to reduce such gains.

     "Net Income" of any Person for any period of determination shall mean, the net income of such Person as determined in accordance with GAAP.

     "Non-Defaulting Bank" is defined in Section 2.4(c).

     "Notes" shall mean the Revolving Credit Notes and the Swing Line Notes.

     "Offering" shall mean a secondary offering of Company's stock which yields gross proceeds to Company of $10,000,000 or more.

     "Operating Lease" shall mean any lease (or other arrangement conveying the right to use) or real or personal property, or any combination thereof, which lease is not required to be classified as a Capitalized Lease in accordance with GAAP.

     "Overformula Amount" shall initially mean Four Million Five Hundred Thousand Dollars ($4,500,000). Commencing February 1, 2004, and on the first day of each month thereafter, the Overformula Amount shall automatically permanently reduce by $187,500 until it is $0. Upon the consummation of an Offering, the Overformula Amount shall be reduced to $0.

     "Pension Plan" shall mean any plan established and maintained by the Company or any Subsidiary which is qualified under Section 401(a) of the Internal Revenue Code and subject to the minimum funding standards of Section 412 of the Internal Revenue Code.

     "Percentage" shall mean with respect to each Bank, its percentage share, as set forth on Schedule 1.2, as such Schedule may be revised from time to time by Agent in accordance with Section 13.8.

     "Permitted Acquisition" shall mean any acquisition by Company or a Subsidiary of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or shares of stock or other ownership interests of another Person, which is conducted in accordance with the following requirements:

     (a) Such acquisition is of a business or Person engaged in a line of business which is compatible with, or complementary to, Company's business, or is engaged in a business using systems or techniques not unlike those of the Company;

     (b) Company shall have delivered to Agent not less than fifteen (15) nor more than ninety (90) days prior to the date of such acquisition, notice of such acquisition together with pro forma projected financial information acceptable to Agent;

     (c) Both immediately before and after such acquisition no Default or Event of Default shall have occurred and be continuing;

     (d) The board of directors (or other Person(s) exercising similar function(s) of the seller of the assets or issuer of the shares of stock or other ownership interests being acquired) shall not have disapproved such transaction or recommended that such transaction be disapproved; and

     (e) The total consideration paid for such acquisition (including the assumption of debt) does not exceed Five Million Dollars ($5,000,000) and the total consideration for all Permitted Acquisitions paid during the terms of this Agreement does not exceed Ten Million Dollars ($10,000,000).

     "Permitted Investments" shall mean with respect to any Person:

     (a)  Governmental Obligations;

     (b) Obligations of a state of the United States, the District of Columbia or any possession of the United States, or any political subdivision thereof, which are described in Section 103(a) of the Internal Revenue Code and are graded in any of the highest three (3) major grades as determined by at least one Rating Agency; or secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which in each case is itself or its debt is rated in one of the highest three (3) major grades as determined by at least one Rating Agency;

     (c) Banker's acceptances, commercial accounts, demand deposit accounts, money market accounts, certificates of deposit, or depository receipts issued by or maintained with any Bank or a bank, trust company, savings and loan association, savings bank or other financial institution whose deposits are insured by the Federal Deposit Insurance Corporation and whose reported capital and surplus equal at least $250,000,000, provided that such minimum capital and surplus requirement shall not apply to demand deposit accounts maintained by the Company or any of the Subsidiaries in the ordinary course of business;

     (d) Commercial paper rated at the time of purchase within the two highest classifications established by not less than two Rating Agencies, and which matures within 270 days after the date of issue;

     (e) Secured repurchase agreements against obligations itemized in paragraph (a) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, the market value of which must be maintained at levels at least equal to the amounts advanced; and

     (f) Any fund or other pooling arrangement which exclusively purchases and holds the investments itemized in (a) through (e) above.

     "Permitted Liens" shall mean with respect to any Person:

     (a) liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, provided that provision for the payment of all such taxes has been made on the books of such Person as may be required by GAAP;

     (b) mechanics', materialmen's, banker's, carriers', warehousemen's and similar liens and encumbrances arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such liens and encumbrances shall have been duly suspended; and (ii) such provision for the payment of such liens and encumbrances has been made on the books of such Person as may be required by GAAP;

     (c) liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits and similar statutory obligations which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such liens shall have been duly suspended; and (ii) such provision for the payment of such liens has been made on the books of such Person as may be required by GAAP;

     (d) (i) liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States government or any agency thereof entered into in the ordinary course of business and (ii) liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations, bids, leases, fee and expense arrangements with trustees and fiscal agents and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), provided that full provision for the payment of all such obligations set forth in clauses (i) and (ii) has been made on the books of such Person as may be required by GAAP;

     (e) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which do not materially interfere with the business of such Person;

     (f) attachment, judgment and other similar non-tax liens arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such liens is and continues to be effectively stayed and bonded on appeal in a manner satisfactory to Bank for the full amount thereof, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings, appropriate reserves are established with respect to such liens, such liens do not materially impair the operation of the Company's business, and such liens are and remain junior in priority to the liens in favor of the Bank; and

     (g) interests of lessors in leased equipment, including filings for notification purposes.

     "Person" shall mean a natural person, corporation, limited liability company, partnership, limited liability partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

     "Potential Financial Institution" is defined in Section 2.4(c).

     "Prime-based Advance" shall mean an Advance which bears interest at the Prime-based Rate.

     "Prime-based Rate" shall mean, for any day, that rate of interest which is equal to the greater of (i) the Prime Rate, plus or minus, as applicable, the Applicable Margin, and (ii) the Alternate Base Rate.

     "Prime Rate" shall mean the per annum rate of interest announced by the Agent, at its main office from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

     "Purchasing Bank" shall have the meaning set forth in Section 11.7.

     "Quoted Rate" shall mean the rate of interest per annum offered by the Swing Line Bank in its sole discretion with respect to a Swing Line Advance.

     "Quoted Rate Advance" means any Swing Line Advance which bears interest at the Quoted Rate.

     "Rating Agency" shall mean Moody's Investor Services, Inc., Standard and Poor's Ratings Services, their respective successors or any other nationally recognized statistical rating organization which is acceptable to the Agent.

     "Register" is defined in Section 13.8(f) hereof.

     "Reimbursement Obligation(s)" shall mean the aggregate amount of all unreimbursed drawings under all Letter of Credit Agreements (excluding for the avoidance of doubt, amounts deemed to have been advanced under Section 3.6(a)) together with all other sums, fees, charges and amounts which may be owing to the Issuing Bank under such Letter of Credit Agreement or this Agreement relating to Letters of Credit.

     "Request for Advance" shall mean a Request for Revolving Credit Advance or a Request for Swing Line Advance, as the context may indicate, or otherwise require.

     "Request for Revolving Credit Advance" shall mean a request for a Revolving Credit Advance issued by the Company under Section 2.3 of this Agreement in the form annexed hereto as Exhibit A, as amended or otherwise modified in accordance with the terms hereof.

     "Request for Swing Line Advance" shall mean a request for a Swing Line Advance issued by the Company under Section 2.5(c) of this Agreement in the form attached hereto as Exhibit D, as amended or otherwise modified in accordance with the terms of this Agreement.

     "Requirement of Law" shall mean as to any Person, the certificate of incorporation and bylaws, the partnership agreement or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of an arbitration or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer" shall mean the chief executive officer, chief financial officer, treasurer or the president of the Company, or with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company or any other officer having substantially the same authority and responsibility.

     "Revolving Credit" shall mean the revolving credit loans to be advanced to the Company by the applicable Banks pursuant to Article 2 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Revolving Credit Aggregate Commitment.

     "Revolving Credit Advance" shall mean a borrowing requested by the Company and made by the Banks under Section 2.1 of this Agreement, including without limitation any readvance, refunding or conversion of such borrowing pursuant to
Section  2.3  hereof and any  advance  in  respect  of a Letter of Credit  under
Section 3.6(a) hereof, and shall include, as applicable, a Eurocurrency-based Advance and/or a Prime-based Advance.

     "Revolving Credit Aggregate Commitment" shall mean Thirty Million Dollars ($30,000,000), subject to reduction or termination under Section 2.13 or 9.2 hereof.

     "Revolving Credit Commitment Fee" shall mean the fees payable to Agent for distribution to the Banks pursuant to Section 2.12 hereof.

     "Revolving  Credit Maturity Date" shall mean the earlier to occur of either
(i) April 1, 2006 or (ii) the date on which the Revolving Credit Aggregate Commitment shall terminate in accordance with the provisions of this Agreement.

     "Revolving Credit Notes" shall mean the revolving credit notes described in
Section 2.2 hereof, made by the Company to each of the Banks in the form annexed to this agreement as Exhibit B, as such notes may be amended or supplemented from time to time, and any other notes issued in substitution, replacement or renewal thereof from time to time.

     "Security Agreement" shall mean the Security Agreement substantially in the form of the Security Agreement annexed hereto as Exhibit K executed and delivered by the Company and the Guarantors in favor of the Agent, as amended or otherwise modified from time to time.

     "Special Dividend" shall mean a distribution from a Subsidiary to Wheel to Wheel, Inc. and redistribution by Wheel to Wheel, Inc. to the shareholders of Wheel to Wheel, Inc. to be made on or about January 15, 2004 in an aggregate amount not exceeding $4,500,000.

     "Subordination Agreement" shall mean any subordination agreement entered into from time to time between Agent, for and on behalf of the Banks, and any holder of Subordinated Debt, to evidence the subordination of such Subordinated Debt to the Indebtedness hereunder, as each such subordination agreement may be amended from time to time.

     "Subordinated Debt" shall mean any Debt of the Company which has been subordinated in right of payment and priority to the Indebtedness, all on terms and conditions satisfactory to the Agent and the Majority Banks.

     "Subordinated Debt Documents" shall mean and include any documents evidencing any Subordinated Debt, in each case, as the same may be amended, modified or supplemented from time to time in compliance with the terms of this Agreement.

     "Subordinated Notes" shall mean any notes or instruments evidencing Subordinated Debt as the same may be amended, modified or supplemented from time to time in compliance with the terms of this Agreement.

     "Subsidiary(ies)" shall mean any other corporation, association, joint stock company, business trust, limited liability company or any other business entity of which more than fifty percent (50%) of the outstanding voting stock, share capital, membership or other interests, as the case may be, is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein or the context otherwise requires, Subsidiary(ies) shall refer to each Person which is a Subsidiary of the Company.

     "Swing Line" shall mean the revolving credit loans to be advanced to the Company by the Swing Line Bank pursuant to Section 2.5 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Swing Line Maximum Amount.

     "Swing Line Advance" shall mean a borrowing made by Swing Line Bank to the Company pursuant to Section 2.5 hereof.

     "Swing Line Bank" shall mean  Comerica Bank in its capacity as lender under
Section 2.5 of this Agreement or its successor as lender of the Swing Line.

     "Swing Line Maximum Amount" shall mean Five Million Dollars ($5,000,000).

     "Swing Line Notes" shall mean the swing line notes which may be issued by the Company at the request of Swing Line Bank pursuant to Section 2.5(a) hereof in the form annexed hereto as Exhibit C, as the case may be, as such Notes may be amended or supplemented from time to time, and any notes issued in substitution, replacement or renewal thereof from time to time.

     "Tangible Net Worth" shall mean, as of any applicable date of determination, the excess of (i) the net book value of all assets of Company and its Consolidated Subsidiaries (other than receivables due from officers, employees and other affiliated parties and patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, deferred expenses, covenants not to compete and similar intangible assets) after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), over (ii) all Debt of Company and its Consolidated Subsidiaries.

     "Transaction" shall mean the transaction series of transactions pursuant to which Company acquires, directly or indirectly, one hundred percent of the Equity Interests in Wheel to Wheel, Inc. and Wheel to Wheel, Inc. pays the Special Dividend.

     "Transaction Documents" shall mean the Agreement and Plan of Merger by and among Wheel to Wheel, Inc., Wheel to Wheel Acquisition Company, LLC, company and certain shareholders effective October 29, 2003, together with all other documents and instruments executed and delivered in connection with the Transaction.

     2. REVOLVING CREDIT

     2.1 Commitment. Subject to the terms and conditions of this Agreement (including without limitation Section 2.3 hereof), each Bank severally and for itself alone agrees to make Advances of the Revolving Credit in Dollars to the Company from time to time on any Business Day during the period from the Effective Date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount, not to exceed at any one time outstanding such Bank's Revolving Credit Percentage of the Revolving Credit Aggregate Commitment. Subject to the terms and conditions set forth herein, advances, repayments and readvances may be made under the Revolving Credit.

     2.2 Accrual of Interest and Maturity; Evidence of Indebtedness. (a) The Company hereby unconditionally promises to pay to the Agent for the account of each Bank the then unpaid principal amount of each Revolving Credit Advance (plus all accrued and unpaid interest) of such Bank to the Company on the Revolving Credit Maturity Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement.

     (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to the appropriate lending office of such Bank resulting from each Revolving Credit Advance made by such lending office of such Bank from time to time, including the amounts of principal and interest payable thereon and paid to such Bank from time to time under this Agreement.

     (b) The Agent shall maintain the Register pursuant to Section 13.8(f), and a subaccount therein for each Bank, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Revolving Credit Advance made hereunder, the type thereof and each Interest Period applicable to any Eurocurrency-based Advance, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Bank hereunder in respect of the Revolving Credit Advances and (iii) both the amount of any sum received by the Agent hereunder from the Company in respect of the Revolving Credit Advances and each Bank's share thereof.

     (c) The entries made in the Register and the accounts of each Bank maintained pursuant to paragraphs (b) and (c) of this Section 2.1 shall absent manifest error, to the extent permitted by applicable law, be conclusive evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of any Bank or the Agent to maintain the Register or any such account, as applicable, or any error therein, shall not in any manner affect the obligation of the Company to repay the Revolving Credit Advances (and all other amounts owing with respect thereto) made to the Company by the Banks in accordance with the terms of this Agreement.

     (d) The Company agrees that, upon written request to the Agent (with a copy to the Company) by any Bank, the Company will execute and deliver, to such Bank, at Company's own expense, a Note evidencing the outstanding Revolving Credit Advances owing to such Bank.

     2.3 Requests for and Refundings and Conversions of Advances. The Company may request an Advance of the Revolving Credit, refund any such Advance in the same type of Advance or convert any such Advance to any other type of Advance of the Revolving Credit only after delivery to Agent of a Request for Revolving Credit Advance executed by a person previously authorized (in a writing delivered to the Agent) by the Company to execute such Request, subject to the following:

     (a) each such Request for Revolving Credit Advance shall set forth the information required on the Request for Revolving Credit Advance form annexed hereto as Exhibit A, including without limitation:

          (i)  the proposed date of such Advance, which must be a Business Day;

          (ii) whether  such  Advance  is  a  refunding  or   conversion  of  an
               outstanding Advance; and

          (iii)whether such Advance is to be a Prime-based Advance or a Eurocurrency-based Advance, and, except in the case of a Prime-based Advance, the first Interest Period applicable thereto.

     (b) each such Request for Revolving Credit Advance shall be delivered to Agent by 1:00 p.m. (Detroit time) three (3) Business Days prior to the proposed date of Advance, except in the case of a Prime-based Advance, for which the Request for Advance must be delivered by 11:00 a.m. (Detroit time) on such proposed date for Advances;

     (c) on the proposed date of such Advance, after giving effect to all Advances and Letters of Credit requested by the Company on such date (including, without duplication, the deemed Advances funded by Agent under Section 3.6(a) hereof in respect of the Company's or an applicable Account Party's reimbursement obligation hereunder), the sum of (x) the aggregate principal amount of all Advances of the Revolving Credit and of the Swing Line requested or outstanding on such date plus (y) the Letter of Credit Obligations as of such date, shall not exceed the lesser of the then applicable (i) Borrowing Base and (ii) Revolving Credit Aggregate Commitment;

               provided however, that, in the case of any Advance being applied to refund or convert an outstanding Advance, the aggregate principal amount of such Advances to be refunded or converted shall not be included for purposes of calculating availability under this Section 2.3(c);

     (d) in the case of a Prime-based Advance, the principal amount of the initial funding of such Advance, as opposed to any refunding or conversion thereof, shall be at least $500,000;

     (e) in the case of a Eurocurrency-based Advance, the principal amount of such Advance, plus the amount of any other outstanding Advance of the Revolving Credit to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be at least $1,000,000 (or a larger integral multiples of $500,000) and at any one time there shall not be in effect more than 3 Eurocurrency-based Rates and Eurocurrency-Interest Periods;

     (f) a Request for Revolving Credit Advance, once delivered to Agent, shall not be revocable by the Company;

     (g)  each  Request  for  Revolving   Credit  Advance  shall   constitute  a
          certification by the Company, as of the date thereof that:

          (i) both before and after such Advance, the obligations of the Loan Parties set forth in this Agreement and the other Loan Documents to which such Persons are parties are valid, binding and enforceable obligations of such Loan Parties;

          (ii) all conditions to Advances of the Revolving Credit have been satisfied, and shall remain satisfied to the date of such Advance (both before and after giving effect to such Advance);

          (iii)there is no Default or Event of Default in existence, and none will exist upon the making of such Advance (both before and after giving effect to such Advance);

          (iv) the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of such Advance (both before and after giving effect to such Advance), other than any representation or warranty that expressly speaks only as of a different date; and

          (v) the execution of such Request for Advance will not violate the material terms and conditions of any material contract, agreement or other borrowing of the Company.

     Agent,  acting on behalf of the Banks, may, at its option,  lend under this
     Section 2.3 upon the telephone request of a person previously authorized (in a writing delivered to the Agent) by the Company to make such requests and, in the event Agent, acting on behalf of the Banks, makes any such Advance upon a telephone request, the requesting officer shall fax to Agent, on the same day as such telephone request, a Request for Advance. The Company hereby authorizes Agent to disburse Advances under this Section
     2.3 pursuant to the telephone instructions of any person purporting to be a person identified by name on a written list of persons authorized by the Company and delivered to Agent prior to the date of such request to make Requests for Advance on behalf of the Company. Notwithstanding the foregoing, the Company acknowledges that the Company shall bear all risk of loss resulting from disbursements made upon any telephone request. Each telephone request for an Advance shall constitute a certification of the matters set forth in the Request for Revolving Credit Advance form as of the date of such requested Advance.

     2.4 Disbursement of Advances.

     (a) Upon receiving any Request for Revolving Credit Advance from the Company under Section 2.3 hereof, Agent shall promptly notify each Bank by wire, telex or telephone (confirmed by wire, telecopy or telex) of the amount of such Advance to be made and the date such Advance is to be made by said Bank pursuant to its Percentage of such Advance. Unless such Bank's commitment to make Advances of the Revolving Credit hereunder shall have been suspended or terminated in accordance with this Agreement, each such Bank shall make available the amount of its Percentage of each Advance in immediately available funds to Agent, as follows:

          (i) for Domestic Advances, at the office of Agent located at One Detroit Center, Detroit, Michigan 48226, not later than 3:00 p.m. (Detroit time) on the date of such Advance; and

          (ii) for Eurocurrency-based Advances, at the Agent's Correspondent for the account of the Eurocurrency Lending Office of the Agent, not later than 12 noon (the time of the Agent's Correspondent) on the date of such Advance.

     (b) Subject to submission of an executed Request for Revolving Credit Advance by the Company without exceptions noted in the compliance certification therein, Agent shall make available to the Company, the aggregate of the amounts so received by it from the Banks in like funds and currencies:

          (i) for Domestic Advances, not later than 4:00 p.m. (Detroit time) on the date of such Advance by credit to an account of Company maintained with Agent or to such other account or third party as Company may reasonably direct; and

          (ii) for Eurocurrency-based Advances, not later than 4:00 p.m. (the time of the Agent's Correspondent) on the date of such Advance, by credit to an account of the Company maintained with Agent's Correspondent or to such other account or third party as the Company may reasonably direct.

     (c) Agent shall deliver the documents and papers received by it for the account of each Bank to such Bank or upon its order. Unless Agent shall have been notified by any Bank prior to the date of any proposed Revolving Credit Advance that such Bank does not intend to make available to Agent such Bank's Percentage of such Advance, Agent may assume that such Bank has made such amount available to Agent on such date, as aforesaid and may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is not in fact made available to Agent by such Bank, as aforesaid, Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon Agent's demand therefor and the Agent has in fact made a corresponding amount available to the Company, the Agent shall promptly notify the Company and the Company shall pay such amount to Agent, if such notice is delivered to the Company prior to 1:00 p.m. (Detroit time) on a Business Day, on the day such notice is received, and otherwise on the next Business Day. Agent shall also be entitled to recover from such Bank or the Company, as the case may be, but without duplication, interest on such amount in respect of each day from the date such amount was made available by Agent to the Company, to the date such amount is recovered by Agent, at a rate per annum equal to:

          (i) in the case of such Bank, for the first two (2) Business Days such amount remains unpaid, with respect to Domestic Advances, the Federal Funds Effective Rate, and with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount and thereafter, at the rate of interest then applicable to such Revolving Credit Advances; and

          (ii) in the case of Company, the rate of interest then applicable to such Advance of the Revolving Credit.

     The obligation of any Bank to make any Advance of the Revolving Credit hereunder shall not be affected by the failure of any other Bank to make any Advance hereunder, and no Bank shall have any liability to the Company or any of its Subsidiaries, the Agent, any other Bank, or any other party for another Bank's failure to make any loan or Advance hereunder. In the event any Bank shall fail to advance any amounts required to be advanced in accordance with the terms of this Article 2 (a "Defaulting Bank"), the Agent shall promptly provide written notice thereof to the Company and to each other Bank (each such other Bank being referred to in this Section as a "Non-Defaulting Bank"). Each Non-Defaulting Bank shall have ten (10) Business Days from receipt of said notice to exercise its option to agree to enter into an agreement pursuant to which the Non-Defaulting Bank shall assume the Defaulting Bank's rights and obligations under this Agreement, its Notes and the other Loan Documents. The Non-Defaulting Bank shall exercise such option by providing written notice of same to the Defaulting Bank (and if there is more than one Non-Defaulting Bank, the assignment agreement shall be entered into with the Non-Defaulting Bank who first notifies the Defaulting Bank of its decision to exercise said option) and to the Company. If no Non-Defaulting Bank shall exercise the above-described option within the said ten (10) Business Day period and if the Company shall, subject to Section 13.8(c) hereof, within sixty (60) days of delivering the notice described above, advise such Defaulting Bank of another bank or financial institution to which assignments are permitted pursuant to Section 13.8(c) hereof and which is willing to assume such Defaulting Bank's rights and obligations under this Agreement, its Notes and the other Loan Documents (each such bank or financial institution being hereinafter referred to as a "Potential Financial Institution"), such Defaulting Bank shall, subject to Section 13.8(c), assign its said rights and obligations to the Potential Financial Institution; provided however that any such assignment shall not alter the Company's remedies vis a vis the Defaulting Bank.

     2.5 Swing Line Advances. The Swing Line Bank shall, on the terms and subject to the conditions hereinafter set forth (including without limitation
Section 2.5(c) hereof), make one or more advances (each such advance being a "Swing Line Advance") to the Company, from time to time on any Business Day during the period from the date hereof to (but excluding) the Revolving Credit Maturity Date in an amount not to exceed in the aggregate at any time outstanding the Swing Line Maximum Amount. Swing Line Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to Swing Line Bank resulting from each Swing Line Advance of such Bank from time to time, including the amounts of principal and interest payable thereon and paid to such Bank from time to time. The entries made in such account or accounts of Swing Line Bank shall, to the extent permitted by applicable law, be conclusive evidence, absent manifest error, of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of Swing Line Bank to maintain such account, as applicable, or any error therein, shall not in any manner affect the obligation of the Company to repay the Swing Line Advances (and all other amounts owing with respect thereto) made to Company by Swing Line Bank in accordance with the terms of this Agreement. Advances, repayments and readvances under the Swing Line may be made, subject to the terms and conditions of this Agreement. Each Swing Line Advance shall mature and the principal amount thereof shall be due and payable by the Company in the case of any Quoted Rate Advance, on the last day of the Interest Period applicable thereto (if any) and, in the case of any Prime-based Advance, on the Revolving Credit Maturity Date.

     The Company agrees that, upon the written request of Swing Line Bank, the Company will execute and deliver to Swing Line Bank a Swing Line Note; provided, that the delivery of such Swing Line Note shall not be a condition precedent to the Effective Date.

     (a) Accrual of Interest. Each Swing Line Advance shall, from time to time after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Swing Line Advance, its Applicable Interest Rate, its Interest Period, if any, and the amount and date of any repayment shall be noted on Swing Line Bank's account maintained pursuant to Section 2.5(a), which records will be conclusive evidence thereof, absent manifest error; provided, however, that any failure by the Swing Line Bank to record any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of such Advance, all interest accrued thereon and any amount payable with respect thereto in accordance with the terms of this Agreement and the other Loan Documents.

     (b) Requests for Swing Line Advances. The Company may request a Swing Line Advance only after the delivery to Swing Line Bank of a Request for Swing Line Advance executed by a person authorized (in a writing a copy of which has been previously delivered to the Agent) by the Company to make such requests, subject to the following:

          (i) each such Request for Swing Line Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit D, including without limitation:

               (A) the proposed date of such Swing Line Advance, which must be a Business Day;

               (B) whether such Swing Line Advance is to be a Prime-based Advance or a Quoted Rate Advance; and

               (C) in the case of a Quoted Rate Advance, the duration of the Interest Period applicable thereto.

          (ii) on the proposed date of such Swing Line Advance, after giving effect to all Swing Line Advances requested by the Company on such date of determination, the aggregate principal amount of all Swing Line Advances outstanding on such date shall not exceed the Swing Line Maximum Amount.

          (iii)on the proposed date of such Swing Line Advance, after giving effect to all Advances and Letters of Credit requested by the Company on such date (including, without duplication, deemed Advances made under Section 3.6(a) hereof in respect of the Company's or an applicable Account Party's reimbursement obligation hereunder) of determination, the sum of (x) the aggregate principal amount of all Advances of the Revolving Credit and of the Swing Line requested or outstanding on such date plus (y) the Letter of Credit Obligations on such date shall not exceed the lesser of the then applicable Revolving Credit Aggregate Commitment and the Borrowing Base;

          (iv) in the case of a Swing Line Advance that is a Prime-based Advance, the principal amount of the initial funding of such Advance, as opposed to any refunding or conversion thereof, shall be at least Fifty Thousand Dollars ($50,000) or such lesser amount as agreed to by Agent from time to time.

          (v) in the case of a Swing Line Advance that is a Quoted Rate Advance, the principal amount of such Advance plus any other outstanding Advances of the Swing Line to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be at least Fifty Thousand Dollars ($50,000) (or a larger integral multiple of Ten Thousand Dollars ($10,000) or such lesser amount as agreed to by Agent from time to time, and at any one time there shall not be in effect more than 2 Applicable Interest Rates and Interest Periods;

          (vi) each such Request for Swing Line Advance shall be delivered to the Swing Line Bank by 1:00 p.m. (Detroit time) on the proposed date of the Advance;

          (vii)each Request for Swing Line Advance, once delivered to Swing Line Bank, shall be irrevocable by the Company, and shall constitute and include a certification by the Company as of the date thereof that:

               (A) both before and after making such Swing Line Advance, the obligations of the Loan Parties set forth in this Agreement and the other Loan Documents, are valid, binding and enforceable obligations of such Loan Parties;

               (B) all conditions to the making of Swing Line Advances have been satisfied (both before and after giving effect to such Advance);

               (C)  both  before  and after  giving  effect to such  Swing  Line
                    Advance, there is no Default or Event of Default in existence; and

               (D) both before and after giving effect to such Swing Line Advance, the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects, other than any representation or warranty that expressly speaks only as of a different date.

     Swing Line Bank, may, at its option, lend under this Section 2.5(c) upon the telephone request of an authorized officer of Company and, in the event Swing Line Bank makes any such Advance upon a telephone request, the requesting officer shall, if so requested by Swing Line Bank, fax to Swing Line Bank, on the same day as such telephone request, a Request for Swing Line Advance. Company hereby authorizes Swing Line Bank to disburse Advances under this
Section 2.5(c) pursuant to the telephone instructions of any person purporting to be a person identified by name on a written list of persons authorized by the Company to make Requests for Advance on behalf of the Company. Notwithstanding the foregoing, the Company acknowledges that Company shall bear all risk of loss resulting from disbursements made upon any telephone request. Each telephone request for an Advance shall constitute a certification of the matters set forth in the Request for Swing Line Advance form as of the date of such requested Advance. Swing Line Bank shall promptly deliver to Agent by telecopy a copy of any Request for Advance received hereunder.

     (c) Disbursement of Swing Line Advances. Subject to submission of an executed Request for Swing Line Advance by the Company without exceptions noted in the compliance certification therein, Swing Line Bank shall make available to the Company the amount so requested, in like funds and currencies, not later than 4:00 p.m. (Detroit time) on the date of such Advance by credit to an account of the Company maintained with Agent or to such other account or third party as the Company may reasonably direct in writing.

Swing Line Bank shall promptly notify Agent of any Swing Line Advance by telephone, telex or telecopier.

     (d)  Refunding of or Participation Interest in Swing Line Advances.

          (i) The Agent, at any time in its sole and absolute discretion, may, in each case on behalf of the Company (which hereby irrevocably directs the Agent to act on its behalf) request each of the Banks (including the Swing Line Bank in its capacity as a Bank) to make an Advance of the Revolving Credit to the Company, in an amount equal to such Bank's Percentage of the principal amount of the aggregate Swing Line Advances outstanding on the date such notice is given (the "Refunded Swing Line Advances"); provided however that Swing Line Advances which are carried at the Quoted Rate which are converted to Revolving Credit Advances at the request of the Agent at a time when no Default or Event of Default has occurred and is continuing, shall not be subject to Section 11.1 and no losses, costs or expenses may be assessed by the Swing Line Bank against the Company or the Banks as a consequence of such conversion. In the case of each Refunded Swing Line Advance the applicable Advance of the Revolving Credit used to refund such Swing Line Advance shall be a Prime-based Advance. In connection with the making of any such Refunded Swing Line Advances or the purchase of a participation interest in Swing Line Advances under Section 2.5(e)(ii) hereof, the Swing Line Bank shall retain its claim against the Company for any unpaid interest or fees in respect thereof accrued to the date of such refunding. Unless any of the events described in Section 9.1(j) hereof shall have occurred (in which event the procedures of subparagraph (ii) of this Section 2.5(e) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of an Advance of the Revolving Credit are then satisfied but subject to Section 2.5(e)(iii), each Bank shall make the proceeds of its Advance of the Revolving Credit available to the Agent for the benefit of the Swing Line Bank at the office of the Agent specified in Section 2.4(a) hereof prior to 11:00 a.m. Detroit time (for Domestic Advances) on the Business Day next succeeding the date such notice is given, in immediately available funds. The proceeds of such Advances of the Revolving Credit shall be immediately applied to repay the Refunded Swing Line Advances in accordance with the provisions of
               Section 10.1 hereof.

          (ii) If, prior to the making of an Advance of the Revolving Credit pursuant to subparagraph (i) of this Section 2.5(e), one of the events described in Section 9.1(j) hereof shall have occurred, each Bank will, on the date such Advance of the Revolving Credit was to have been made, purchase from the Swing Line Bank an undivided participating interest in each Swing Line Advance that was to have been refunded in an amount equal to its Percentage of such Swing Line Advance. Each Bank within the time periods specified in Section 2.5(e)(i) hereof, as applicable, shall immediately transfer to the Agent, in immediately available funds, the amount of its participation and upon receipt thereof the Agent will deliver to such Bank a Swing Line Participation Certificate in the form of Exhibit E evidencing such participation.

          (iii)Each Bank's obligation to make Advances of the Revolving Credit and to purchase participation interests in accordance with clauses (i) and (ii) of this Section 2.5(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against Swing Line Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company or any other Person; (iv) any breach of this Agreement by the Company or any other Person; (v) any inability of the Company to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Advance is to be made or such participating interest is to be purchased; (vi) the termination of the Revolving Credit Aggregate Commitment hereunder; or (vii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Bank does not make available to the Agent the amount required pursuant to clause (i) or (ii) above, as the case may be, the Agent shall be entitled to recover such amount on demand from such Bank, together with interest thereon for each day from the date of non-payment until such amount is paid in full (x) for the first two (2) Business Days such amount remains unpaid, at the Federal Funds Effective Rate and (y) thereafter, at the rate of interest then applicable to such Swing Line Advances. The obligation of any Bank to make available its pro rata portion of the amounts required pursuant to clause (i) or (ii) above shall not be affected by the failure of any other Bank to make such amounts available, and no Bank shall have any liability to the Company and its Subsidiaries, the Agent, the Swing Line Bank, or any other Bank or any other party for another Bank's failure to make the amounts required under clause (i) or (ii) available.

     2.6 Prime-based Interest Payments. Interest on the unpaid balance of all Prime-based Advances of the Revolving Credit and all Swing Line Advances carried at the Prime-based Rate from time to time outstanding shall accrue from the date of such Advance to the date repaid, at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds commencing on the first day of the month next succeeding the month during which the initial Advance of the Revolving Credit or Swing Line Advance, as the case may be, is made and on the first day of each month thereafter. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

     2.7 Eurocurrency-based Interest Payments and Quoted Rate Interest Payments.

     (a) Interest on each Eurocurrency-based Advance of the Revolving Credit shall accrue at its Eurocurrency-based Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto, provided that if such Interest Period is longer than three (3) months, interest shall be payable at three (3) month intervals and on the last day of the Interest Period. Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to but not including the last day thereof.

     (b) Interest on each Quoted Rate Advance of the Swing Line shall accrue at its Quoted Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest accruing at the Quoted Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including the last day thereof.

     2.8 Interest Payments on Conversions. Notwithstanding anything to the contrary in the preceding sections, all accrued and unpaid interest on any Advance refunded or converted pursuant to Section 2.3 or 2.5(e) hereof (except for refundings or conversions of Prime-based Advances) shall be due and payable in full on the date such Advance is refunded or converted.

     2.9 Interest on Default. In the event and so long as any Event of Default shall exist, in the case of any Event of Default under Sections 9.1(a) or 9.1(j), immediately upon the occurrence thereof, and in the case of all other Events of Default, upon notice from the Majority Banks, interest shall be payable on demand on all Eurocurrency-based Advances of the Revolving Credit and Quoted Rate Advances from time to time outstanding (and, to the extent delinquent, on all other monetary obligations of Company hereunder and under the other Loan Documents) at a per annum rate equal to the Applicable Interest Rate in respect of each such Advance plus, in the case of Eurocurrency-based Advances, three percent (3%) for the remainder of the then existing Interest Period, if any, and at all other such times and for all Prime-based Advances from time to time outstanding, at a per annum rate equal to the Prime-based Rate plus three percent (3%).

     2.10 Optional Prepayments. (a) Except as provided in Section 2.10(b) hereof, the Company may prepay all or part of the outstanding principal of any Prime-based Advance(s) of the Revolving Credit at any time. Subject to Section
11.1 hereof and to the other terms and conditions of this Agreement, the Company may prepay all or part of any Eurocurrency-based Advance of the Revolving Credit (subject to not less than one (1) Business Day's notice to Agent) provided that the amount of any such partial prepayment shall be at least Two Hundred Fifty
Thousand Dollars ($250,000), and after giving effect to any such partial prepayment, the unpaid portion of such Advance which is refunded or converted under Section 2.3 hereof shall be at least One Million Dollars ($1,000,000).

     (b) The Company may prepay all or part of the outstanding principal of any Swing Line Advance carried at the Prime-based Rate at any time.

     (c) The Company may prepay at any time all or part of the outstanding principal of any Swing Line Advance carried at the Quoted Rate (subject to not less than one (1) day's notice to the Swing Line Bank) provided that the amount of such prepayment shall be at least Ten Thousand Dollars ($10,000) and, after giving effect to any such partial prepayment, the aggregate unpaid portion of such Swing Line Advance shall be at least Fifty Thousand Dollars ($50,000).

     (d) Any prepayment of a Prime-based Advance made in accordance with this Section shall be without premium or penalty and any prepayment of any other type of Advance shall be subject to the provisions of Section 11.1.

     2.11 Prime-based Advance in Absence of Election or Upon Default. If, (a) as to any outstanding Eurocurrency-based Advance of the Revolving Credit, Agent has not received payment of all outstanding principal and accrued interest on the last day of the Interest Period applicable thereto, or does not receive a timely Request for Advance meeting the requirements of Section 2.3 or 2.5(c) hereof with respect to the refunding or conversion of such Advance, or (b) subject to
Section 2.9 hereof, if on the last day of the applicable Interest Period a Default or an Event of Default shall have occurred and be continuing, then, on the last day of the applicable Interest Period the principal amount of any Eurocurrency-based Advance which has not been prepaid shall, absent a contrary election of the Majority Banks, be converted automatically to a Prime-based Advance and the Agent shall thereafter promptly notify the Company of said action.

     2.12 Revolving Credit Commitment Fee. From the Effective Date to the Revolving Credit Maturity Date, the Company shall pay to the Agent for
distribution  to  the  Banks  pro-rata  in  accordance  with  their   respective
Percentages, a Revolving Credit Commitment Fee quarterly in arrears commencing April 1, 2004 (in respect of the prior calendar quarter or portion thereof), and on the first day of each calendar quarter thereafter. The Revolving Credit Commitment Fee payable to each Bank shall be determined by multiplying one quarter of one percent (1/4%) times the average daily amount of the unused Revolving Credit Aggregate Commitment then in effect (in determining the unused portion of the Revolving Credit Aggregate Commitment, Letters of Credit shall be considered usage of the Revolving Credit and Swing Line Advances shall not be considered usage of the Revolving Credit). The Revolving Credit Commitment Fee shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed. Whenever any payment of the Revolving Credit Commitment Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Upon receipt of such payment, Agent shall make prompt payment to each Bank of its share of the Revolving Credit Commitment Fee based upon its respective Percentage. It is expressly understood that the Revolving Credit Commitment Fees described in this Section are not refundable under any circumstances.

     2.13 Mandatory Repayment of Revolving Credit Advances. (a) If at any time and for any reason the aggregate outstanding principal amount of Revolving Credit Advances plus Swing Line Advances hereunder to the Company, plus the outstanding Letter of Credit Obligations, shall exceed the lesser of the then applicable (i) Borrowing Base and (ii) Revolving Credit Aggregate Commitment, the Company shall immediately reduce any pending request for a Revolving Credit Advance on such day by the amount of such excess and, to the extent any excess remains thereafter, immediately repay an amount of the Indebtedness equal to such excess and, to the extent such Indebtedness consists of Letter of Credit Obligations, provide cash collateral on the basis set forth in Section 9.2 hereof. The Company acknowledges that, in connection with any repayment required hereunder, it shall also be responsible for the reimbursement of any prepayment or other costs required under Section 11.1 hereof; provided, however, that the Company shall, in order to reduce any such prepayment costs and expenses, first prepay such portion of the Indebtedness then carried as a Prime-based Advance, if any;

     (b) To the extent that, on the date any mandatory repayment of the Revolving Credit Advances under this Section 2.13 or payment pursuant to the terms of any of the Collateral Documents is due, the Indebtedness under the Revolving Credit or any other Indebtedness to be prepaid is being carried, in whole or in part, at the
          Eurocurrency-based Rate and no Default or Event of Default has occurred and is continuing, the Company may deposit the amount of such mandatory prepayment in a cash collateral account to be held by the Agent, for and on behalf of the Banks (which shall be an interest-bearing account), on such terms and conditions as are reasonably acceptable to Agent and upon such deposit the obligation of the Company to make such mandatory prepayment shall be deemed satisfied. Subject to the terms and conditions of said cash collateral account, sums on deposit in said cash collateral account shall be applied (until exhausted) to reduce the principal balance of the Revolving Credit on the last day of each Interest Period attributable to the Eurocurrency-based Advances of such Revolving Advance, thereby avoiding breakage costs under Section 11.1 hereof.

     2.14 Optional Reduction or Termination of Revolving Credit Aggregate Commitment. The Company may upon at least five Business Days' prior written notice to the Agent, permanently reduce the Revolving Credit Aggregate Commitment in whole at any time, or in part from time to time, without premium or penalty, provided that: (i) each partial reduction of the Revolving Credit Aggregate Commitment shall be in an aggregate amount equal to Two Million Dollars ($2,000,000) or a larger integral multiple of Five Hundred Thousand Dollars ($500,000); (ii) each reduction shall be accompanied by the payment of the Revolving Credit Commitment Fee accrued to the date of such reduction; (iii) the Company shall prepay in accordance with the terms hereof the amount, if any, by which the aggregate unpaid principal amount of Advances (including, without duplication, any deemed Advances made under Section 3.6 hereof) outstanding hereunder, plus the aggregate undrawn amount of outstanding Letter of Credit Obligations, exceeds the amount of the then applicable Revolving Credit Aggregate Commitment as so reduced, together with interest thereon to the date of prepayment; (iv) no reduction shall reduce the Revolving Credit Aggregate Commitment to an amount which is less than the aggregate undrawn amount of any Letters of Credit outstanding at such time; and (v) no such reduction shall reduce the Swing Line Commitment unless the Company so elects; provided, however that if the termination or reduction of the Revolving Credit Aggregate Commitment requires the prepayment of a Eurocurrency-based Advance or a Quoted Rate Advance and such termination or reduction is made on a day other than the last Business Day of the then current Interest Period applicable to such Eurocurrency-based Advance or such Quoted Rate Advance, then, pursuant to
Section 11.1, the Company shall compensate the Banks for any losses described in
Section 11.1 or, the Company may deposit the amount of such prepayment in a collateral account as provided in Section 2.13(b). Reductions of the Revolving Credit Aggregate Commitment and any accompanying prepayments of Advances of the Revolving Credit shall be distributed by Agent to each Bank in accordance with such Bank's Percentage thereof, and will not be available for reinstatement by or readvance to the Company, and any accompanying prepayments of Advances of the Swing Line shall be distributed by Agent to the Swing Line Bank and will not be available for reinstatement by or readvance to the Company. Any reductions of the Revolving Credit Aggregate Commitment hereunder shall reduce each Bank's portion thereof proportionately (based on the applicable Percentages), and shall be permanent and irrevocable. Any payments made pursuant to this Section shall be applied first to outstanding Prime-based Advances under the Revolving Credit, next to Swing Line Advances carried at the Prime-based Rate, next to Eurocurrency-based Advances of the Revolving Credit and then to Swing Line Advances carried at the Quoted Rate.

     2.15 Use of Proceeds of Advances. Advances of the Revolving Credit (including Swing Line Advances) shall be available for the working capital needs and general corporate purposes of Company and the Domestic Guarantors and to fund the Transaction.

     3. LETTERS OF CREDIT

     3.1 Letters of Credit. Subject to the terms and conditions of this Agreement, Issuing Bank shall through the Issuing Office, at any time and from time to time from and after the date hereof until thirty (30) days prior to the Revolving Credit Maturity Date, upon the written request of an Account Party(ies) accompanied by a duly executed Letter of Credit Agreement and such other documentation related to the requested Letter of Credit as the Issuing Bank may require, issue Letters of Credit in Dollars for the account of such Account Party(ies), in an aggregate amount for all Letters of Credit issued hereunder at any one time outstanding not to exceed the Letter of Credit Maximum Amount. Each Letter of Credit shall be in a minimum face amount of Ten Thousand Dollars ($10,000) (or such lesser amount as may be agreed to by Issuing Bank) and each Letter of Credit (including any renewal thereof) shall expire not later than the first to occur of: (i) one year after the date of issuance thereof and
(ii) ten (10) Business Days prior to the Revolving Credit Maturity Date in effect on the date of issuance thereof. The submission of all applications in respect of and the issuance of each Letter of Credit hereunder shall be subject in all respects to the International Standby Practices 98, and any successor documentation thereto and to the extent not inconsistent therewith, the laws of the State of Michigan. In the event of any conflict between this Agreement and any Letter of Credit Document other than any Letter of Credit, this Agreement shall control.

     3.2 Conditions to Issuance. No Letter of Credit shall be issued at the request and for the account of any Account Party(ies) unless, as of the date of issuance of such Letter of Credit:

     (a)  in the case of any Account Party:

          (i) after giving effect to the Letter of Credit requested, the outstanding Letter of Credit Obligations does not exceed the Letter of Credit Maximum Amount; and

          (ii) after giving effect to the Letter of Credit requested, the outstanding Letter of Credit Obligations on such date plus the aggregate amount of all Revolving Credit Advances and Swing Line Advances (including, without duplication, deemed Advances funded by Agent under Section 3.6(a) hereof in respect of the Company's or an applicable Account Party's reimbursement obligation hereunder) requested or outstanding on such date does not exceed the lesser of the then applicable (i) Borrowing Base and (ii) Revolving Credit Aggregate Commitment;

     (b) the obligations of the Loan Parties set forth in this Agreement and the other Loan Documents are valid, binding and enforceable obligations of such Loan Parties and the valid, binding and enforceable nature of this Agreement and the other Loan Documents has not been disputed by the Company;

     (c) the representations and warranties contained in this Agreement and the other Loan Documents are true in all material respects as if made on such date (other than any representation or warranty that expressly speaks only as of a different date), and both immediately before and immediately after issuance of the Letter of Credit requested, no Default or Event of Default exists;

     (d) the execution of the Letter of Credit Agreement with respect to the Letter of Credit requested will not violate the terms and conditions of any contract, agreement or other borrowing of the relevant Account Party;

     (e) the Account Party requesting the Letter of Credit shall have delivered to Issuing Bank at its Issuing Office, not less than three (3) Business Days prior to the requested date for issuance (or such shorter time as the Issuing Bank, in its sole discretion, may permit), the Letter of Credit Agreement related thereto, together with such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be reasonably satisfactory to Issuing Bank;

     (f) no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain Issuing Bank from issuing the Letter of Credit requested, or any Bank from taking an assignment of its Percentage thereof pursuant to Section 3.6 hereof, and no law, rule, regulation, request or directive (whether or not having the force of law) shall prohibit or request that Issuing Bank refrain from issuing, or any Bank refrain from taking an assignment of its Percentage of, the Letter of Credit requested or letters of credit generally;

     (g) there shall have been no introduction of or change in the interpretation of any law or regulation that would make it unlawful or unduly burdensome for the Issuing Bank to issue or any Bank to take an assignment of its Percentage of the requested Letter of Credit, no declaration of a general banking moratorium by banking authorities in the United States, Michigan or the respective jurisdictions in which the Banks, the applicable Account Party and the beneficiary of the requested Letter of Credit are located, and no establishment of any new restrictions by any central bank or other governmental agency or authority on transactions involving letters of credit or on banks materially affecting the extension of credit by banks; and

     (h) Issuing Bank shall have received the issuance fees required in connection with the issuance of such Letter of Credit pursuant to
          Section 3.4 hereof.

          Each Letter of Credit Agreement submitted to Issuing Bank pursuant hereto shall constitute the certification by the Company and the Account Party of the matters set forth in Section 3.2 (a) through (d) hereof. The Agent shall be entitled to rely on such certification without any duty of inquiry.

     3.3 Notice. The Issuing Bank will deliver to the Agent, concurrently with or promptly following its delivery of any Letter of Credit, a true and complete copy of each Letter of Credit. Promptly upon its receipt thereof, Agent shall give notice, substantially in the form attached as [Exhibit F], to each Bank of the issuance of each Letter of Credit, specifying the amount thereof and the amount of such Bank's Percentage thereof.

     3.4 Letter of Credit Fees. The Company shall pay to the Agent for distribution to the Banks in accordance with their Percentages, letter of credit fees as follows:

     (a) A per annum letter of credit fee of two percent (2%) per annum with respect to the undrawn amount of each Letter of Credit issued pursuant hereto (based on the amount of each Letter of Credit).

     (b)  A letter of credit  facing fee in the amount  equal to the  greater of
          (i) $250 or (ii) one quarter of one percent (.25%) on the face amount of each Letter of Credit to be retained by Issuing Bank for its own account.

     (c) If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, adopted after the date hereof, shall either (i) impose, modify or cause to be deemed applicable any reserve, special deposit, limitation or similar requirement against letters of credit issued or participated in by, or assets held by, or deposits in or for the account of, Issuing Bank or any Revolving Credit Bank or (ii) impose on Issuing Bank or any Bank any other condition regarding this Agreement, the Letters of Credit or any participations in such Letters of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost or expense to Issuing Bank or such Bank of issuing or maintaining or participating in any of the Letters of Credit (which increase in cost or expense shall be determined by the Issuing Bank's or such Bank's reasonable allocation of the aggregate of such cost increases and expenses resulting from such events), then, upon demand by the Issuing Bank or such Bank, as the case may be, the applicable Account Party shall, within thirty (30) days following demand for payment, pay to Issuing Bank or such Bank, as the case may be, from time to time as specified by the Issuing Bank or such Bank, additional amounts which shall be sufficient to compensate the Issuing Bank or such Bank for such increased cost and expense, together with interest on each such amount from ten days after the date such payment is due until payment in full thereof at the Prime-based Rate. Each demand for payment under this Section 3.4(c), shall be accompanied by a certificate of Issuing Bank or the applicable Bank (as applicable) setting forth the amount of such increased cost or expense incurred by the Issuing Bank or such Bank, as the case may be, as a result of any event mentioned in clause
          (i) or (ii) above, and in reasonable detail, the methodology for calculating and the calculation of such amount, which certificate shall be prepared in good faith and shall be conclusive evidence, absent manifest error, as to the amount thereof.

     (d) All payments by the Company to the Agent for distribution to the Issuing Bank or the Banks under this Section 3.4 shall be made in Dollars in immediately available funds at the Issuing Office or such other office of the Agent as may be designated from time to time by written notice to the Company by the Agent. The fees described in clauses (a) and (b) above shall be nonrefundable under all circumstances and shall be payable upon the issuance of such Letter of Credit and thereafter annually in advance. The fees due under clause
          (a) above shall be determined by multiplying the Applicable Fee Percentage times the undrawn amount of the face amount of each such Letter of Credit on the date of determination, and shall be calculated on the basis of a 360 day year and assessed for the actual number of days from the date of the issuance thereof to the stated expiration thereof. The parties hereto acknowledge that any amendment or extension to a Letter of Credit issued hereunder shall be treated as a new Letter of Credit for the purposes of the letter of credit facing fee.

     3.5 Other Fees. In connection with the Letters of Credit, and in addition to the Letter of Credit Fees, the Company and the applicable Account Party(ies) shall pay, for the sole account of the Issuing Bank, standard documentation, administration, payment and cancellation charges assessed by Issuing Bank or the Issuing Office, at the times, in the amounts and on the terms set forth or to be set forth from time to time in the standard fee schedule of the Issuing Office in effect from time to time and delivered to the relevant Account Party(ies).

     3.6 Drawings and Demands for Payment Under Letters of Credit.

     (a) If the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Company and each applicable Account Party agree to pay to the Issuing Bank an amount equal to the amount paid by the Issuing Bank in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by the Agent relative thereto not later than 1:00 p.m.
          (Detroit time), on (i) the Business Day that the Company receives notice of such presentment and honor, if such notice is received prior to 11:00 a.m. (Detroit time) or (ii) the Business Day immediately following the day that Company receives such notice, if such notice is not received prior to such time. Unless the Company or the applicable Account Party shall have made such payment to the Agent for the account of the Issuing Bank on such day, upon each such payment by the Issuing Bank, the Agent shall be deemed to have disbursed to the Company, and the Company shall be deemed to have elected to substitute for the reimbursement obligation, with respect to the applicable Letters of Credit denominated in Dollars, a Prime-based Advance of the Revolving Credit for the account of the Banks in an amount equal to the amount so paid by the Issuing Bank in respect of such draft or other demand under such Letter of Credit. Such Prime-based Advance shall be deemed disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Advance set forth in Section 2 hereof and, to the extent of the Advances so disbursed, the reimbursement obligation of the Company or the applicable Account Party under this Section 3.6 shall be deemed satisfied.

     (b) If the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Issuing Bank shall provide notice thereof to the Company and the applicable Account Party on the date such draft or demand is honored, and to each Bank on such date unless the Company or applicable Account Party shall have satisfied its reimbursement obligation under Section 3.6(a) hereof by payment to the Agent on such date. The Issuing Bank shall further use reasonable efforts to provide notice to the Company or applicable Account Party prior to honoring any such draft or other demand for payment, but such notice, or the failure to provide such notice, shall not, subject to Section 3.6(a), affect the rights or obligations of the Issuing Bank with respect to any Letter of Credit or the rights and obligations of the parties hereto, including without limitation the obligations of the Company or applicable Account Party under
          Section 3.6(a) hereof.

     (c) Upon issuance by the Issuing Bank of each Letter of Credit hereunder, each Bank shall automatically acquire a pro rata participation interest in such Letter of Credit and each related Letter of Credit Payment based on its respective Percentage. Each Bank, on the date a draft or demand under any Letter of Credit is honored (or the next succeeding Business Day if the notice required to be given by Agent to the Banks under Section 3.6(b) hereof is not given to the Banks prior to 2:00 p.m. (Detroit time) on such date of draft or demand), shall make its Percentage of the amount paid by the Issuing Bank, and not reimbursed by the Company or applicable Account Party on such day, in immediately available funds at the principal office of the Agent for the account of Issuing Bank. If and to the extent such Bank shall not have made such pro rata portion available to the Agent, such Bank, the Company and the applicable Account Party severally agree to pay to the Issuing Bank forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Issuing Bank until such amount is so made available to the Agent at a per annum rate equal to the interest rate applicable during such period to the related Advance deemed to have been disbursed under
          Section 3.6(a) in respect of the reimbursement obligation of the Company and the applicable Account Party, as set forth in Section 2.4(c)(i) or 2.4(c)(ii) hereof, as the case may be. If such Bank shall pay such amount to the Agent for the account of Issuing Bank together with such interest, if any, such amount so paid shall be deemed to constitute an Advance by such Bank disbursed in respect of the reimbursement obligation of the Company or applicable Account Party under Section 3.6(a) hereof for purposes of this Agreement, effective as of the dates applicable under said Section 3.6(a). The failure of any Bank to make its pro rata portion of any such amount paid by the Issuing Bank available to the Agent for the account of Issuing Bank shall not relieve any other Bank of its obligation to make available its pro rata portion of such amount, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent for the account of Issuing Bank.

          Notwithstanding the foregoing however no Bank shall be deemed to have acquired a participation in a Letter of Credit if, prior to the issuing of the Letter of Credit by the Issuing Bank, the Agent or the Issuing Bank had obtained actual knowledge that an Event of Default had occurred and was continuing; provided, however that the Banks shall be deemed to have acquired such a participation upon the date of which such Event of Default has been waived by the requisite Banks, as applicable.

     (d) Nothing in this Agreement shall be construed to require or authorize any Bank to issue any Letter of Credit, it being recognized that the Issuing Bank shall be the sole issuer of Letters of Credit under this Agreement.

     3.7 Obligations Irrevocable. The obligations of the Company and any Account Party to make payments to Agent for the account of Issuing Bank or the Banks with respect to Letter of Credit Obligations under Section 3.6 hereof, shall be unconditional and irrevocable and not subject to any qualification or exception whatsoever, including, without limitation:

     (a) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to any Letter of Credit (the "Letter of Credit Documents");

     (b) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with

     (c) The existence of any claim, setoff, defense or other right which the Company or any Account Party may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Issuing Bank or any Bank or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

     (d) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (e) Payment by the Issuing Bank to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

     (f) Any failure, omission, delay or lack on the part of the Agent, Issuing Bank or any Bank or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, Issuing Bank, any Bank or any such party under this Agreement, any of the other Loan Documents or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, Issuing Bank, any Bank or any such party; or

     (g)  Any other event or  circumstance  that  would,  in the absence of this
          Section 3.7, result in the release or discharge by operation of law or otherwise of the Company or any Account Party from the performance or observance of any obligation, covenant or agreement contained in
          Section 3.6 hereof.

          No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which the Company or any Account Party has or may have against the beneficiary of any Letter of Credit shall be available hereunder to the Company or any Account Party against the Agent, Issuing Bank or any Bank. Nothing contained in this
          Section  3.7  shall  be  deemed a waiver  of any  claim or to  prevent
          Company or the Account Parties, after satisfaction in full of the absolute and unconditional obligations of Company and the Account Parties hereunder, from asserting in a separate action any claim, defense, set off or other right which they (or any of them) may have against Agent or any Bank.

     3.8 Risk Under Letters of Credit. (a) In the administration and handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, Issuing Bank shall have the sole right to take or refrain from taking any and all actions under or upon the Letters of Credit.

     (b) Subject to other terms and conditions of this Agreement, Issuing Bank shall issue the Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Issuing Bank's regularly established practices and procedures and will have no further obligation with respect thereto. In the administration of Letters of Credit, Issuing Bank shall not be liable for any action taken or omitted on the advice of counsel, accountants, appraisers or other experts selected by Issuing Bank with due care and Issuing Bank may rely upon any notice, communication, certificate or other statement from the Company, any Account Party, beneficiaries of Letters of Credit, or any other Person which Issuing Bank believes to be authentic. Issuing Bank will, upon request, furnish the Banks with copies of Letter of Credit Documents related thereto.

     (c) In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Issuing Bank makes no representation and shall have no responsibility with respect to (i) the obligations of the Company or any Account Party or the validity, sufficiency or enforceability of any document or instrument given in connection therewith, or the taking of any action with respect to same, (ii) the financial condition of, any representations made by, or any act or omission of, the Company, the applicable Account Party or any other Person, or (iii) any failure or delay in exercising any rights or powers possessed by Issuing Bank in its capacity as issuer of Letters of Credit in the absence of its gross negligence or willful misconduct. Each of the Banks expressly acknowledges that it has made and will continue to make its own evaluations of the Company's and the Account Parties' creditworthiness without reliance on any representation of Issuing Bank or Issuing Bank's officers, agents and employees.

     (d) If at any time Issuing Bank shall recover any part of any unreimbursed amount for any draw or other demand for payment under a Letter of Credit, or any interest thereon, Agent or Issuing Bank, as the case may be, shall receive same for the pro rata benefit of the Banks in accordance with their respective Percentages and shall promptly deliver to each Bank its share thereof, less such Bank's pro rata share of the costs of such recovery, including court costs and attorney's fees. If at any time any Bank shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Bank's Percentage of such payment, such Bank will promptly pay over such excess to Agent, for redistribution in accordance with this Agreement.

     3.9 Indemnification. The Company and each Account Party hereby indemnifies and agrees to hold harmless the Banks, the Issuing Bank and the Agent, and their respective officers, directors, employees and agents (each an "L/C Indemnified Person"), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Banks, the Issuing Bank or the Agent or any such L/C Indemnified Person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit (collectively, the "L/C Indemnified Amounts"), and none of the Issuing Bank, any Bank or the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for L/C Indemnified Amounts relating to any of the following:

     (a) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith;

     (b) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;

     (c) payment by the Issuing Bank to the beneficiary under any Letter of Credit against presentation of documents which do not strictly comply with the terms of any Letter of Credit (unless such payment resulted from the gross negligence or willful misconduct of the Issuing Bank), including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

     (d) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or

     (e) any other event or circumstance whatsoever arising in connection with any Letter of Credit;

provided,  however,  that with respect to subparagraphs  (a) through (e) hereof,
(i) neither the Company nor any of the Account Parties shall be required to indemnify any L/C Indemnified Person for any L/C Indemnified Amounts to the extent such amounts result from such L/C Indemnified Person's gross negligence or willful misconduct and (ii) the Agent and the Issuing Bank shall be liable to the Company and the Account Parties to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by the Company and the Account Parties which were caused by the Issuing Bank's gross negligence, or willful misconduct or by the Issuing Bank's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

     (f) It is understood that in making any payment under a Letter of Credit the Issuing Bank will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary.

     3.10 Right of Reimbursement. Each Bank agrees to reimburse the Issuing Bank on demand, pro rata in accordance with its respective Percentage, for (i) the reasonable out-of-pocket costs and expenses of the Issuing Bank to be reimbursed by the Company or any Account Party pursuant to any Letter of Credit Agreement or any Letter of Credit, to the extent not reimbursed by the Company or any Account Party and (ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, reasonable out-of-pocket expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Issuing Bank in any way relating to or arising out of this Agreement (including Section 3.6(c) hereof), any Letter of Credit, any documentation or any transaction relating thereto, or any Letter of Credit Agreement, to the extent not reimbursed by the Company or any Account Party, except to the extent that such liabilities, losses, costs or expenses were incurred by Issuing Bank as a result of Issuing Bank's gross negligence or willful misconduct or by the Issuing Bank's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

     4. [RESERVED]

     5. CONDITIONS

     The obligations of the Banks to make Advances or loans pursuant to this Agreement and the obligation of the Issuing Bank to issue Letters of Credit are subject to the following conditions:

     5.1 Execution of Notes and this Agreement. Each of the Loan Parties shall have executed and delivered to Agent for the account of each Bank requesting Notes, the Revolving Credit Notes and the Swing Line Note, as applicable, and this Agreement and the other Loan Documents to which that Loan Party is a party (including all schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant hereto), and such Notes, and this Agreement and the other Loan Documents shall be in full force and effect.

     5.2 Corporate or Limited Liability Company Authority. Agent shall have received, with a counterpart thereof for each Bank:

     (a) For each Loan Party, a certificate of its Secretary, Assistant Secretary or member, as applicable, as to:

          (i) resolutions of the board of directors or members of such Loan Party evidencing approval of the transactions contemplated by this Agreement, approval of this Agreement and the other Loan Documents to which such Loan Party is party and authorizing the execution and delivery thereof and in the case of the Company, the borrowing of Advances and the requesting of Letters of Credit hereunder,

          (ii) the incumbency and signature of the officers or members of such Loan Party executing any Loan Document,

          (iii)a certificate of good standing or continued existence (or the equivalent thereof) from the state of its organization, and from every state or other jurisdiction listed on Schedule 5.2 hereof if issued by such jurisdiction, subject to the limitations (as to qualification and authorization to do business) contained in
               Section 6.1, and

          (iv) copies of such Loan Party's articles of incorporation and bylaws or other constitutional documents, as in effect on the Effective Date;

     5.3 Collateral Documents, Guaranties and other Loan Documents. As security for all Indebtedness, the Agent shall have received the following documents:

     (a)  The following Collateral Documents:

          (i)  the Guaranties, executed and delivered by the Guarantors;

          (ii) the Security Agreement, executed and delivered by the Company and the Guarantors; and

          (iii) Subordination Agreements with respect to all Subordinated Debt;

     (b) A Mortgage for each property listed on Schedule 5.3(b), together, in each case, with the following, for each such parcel, shall have been delivered to the Agent, for and on behalf of the Banks:

          (i) ALTA mortgage title insurance policy from a title insurance company reasonably satisfactory to the Agent and the Banks, without standard exceptions, in an amount satisfactory to the Agent and the Banks, insuring the Agent's mortgage, to be a first lien on the subject property, subject only to those exceptions, provided the same are available, acceptable to the Agent and the Banks. The title policy shall contain, provided the same are available, comprehensive, leasehold (if applicable) and any other endorsements required by the Agent.

          (ii) Evidence of flood insurance, if required by applicable law.

     (c) If requested by the Agent, in the case of each leased property listed on Schedule 5.3(c) hereto, lessor's acknowledgments and consents in form and substance reasonably acceptable to the Agent and the Banks.

     (d) Certified copies of uniform commercial code requests for information, or a similar search report certified by a party acceptable to the Agent, dated a date reasonably near to the Effective Date, listing all effective financing statements which name the Company or any Guarantor (under their present names or under any previous names used within five (5) years prior to the date hereof) as debtors and which are filed in the jurisdictions in which filings are to be made pursuant to the Collateral Documents, together with (i) copies of such financing statements, and (ii) executed Uniform Commercial Code (Form UCC-3) Termination Statements, if any, necessary to release all Liens and other rights of any Person in any Collateral described in the Collateral Documents previously granted by any Person (other than Liens permitted by Section 8.2).

     (e) Any documents (including, without limitation, financing statements, amendments to financing statements and assignments of financing statements) reasonably required to be provided in connection with the Collateral Documents to create, in favor of the Agent (for and on behalf of the Banks), a perfected security interest in the Collateral thereunder shall have been delivered to the Agent in a proper form for filing in each office in each jurisdiction listed in Schedule 5.3(d), or other office, as the case may be.

     5.4 Existing Credit Facilities. All existing Debt, other than Debt expressly permitted hereunder, or Debt to be refinanced with the proceeds of an Advance of the Revolving Credit, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full and the related commitments terminated and all Liens securing payment of any such Debt shall have been released and the Agent shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith, or undertakings from the applicable secured parties as to the termination and discharge thereof satisfactory in form and substance to Agent.

     5.5 Insurance. The Agent shall have received evidence satisfactory to it that the Loan Parties have obtained the insurance policies required by Section
7.5 hereof and that such insurance policies are in full force and effect.

     5.6 Compliance with Certain Documents and Agreements. The Loan Parties shall have each performed and complied in all material respects with all agreements and conditions contained in this Agreement and the other Loan Documents and required to be performed or complied with by each of them (as of the applicable date) and none of such parties shall be in material default in the performance or compliance with any of the terms or provisions hereof or thereof.

     5.7 Opinion of Counsel. The Loan Parties shall furnish Agent prior to the initial Advance under this Agreement, with signed copies for each Bank, opinions of counsel to the Loan Parties, dated the Effective Date and covering such matters as reasonably required by and otherwise reasonably satisfactory in form and substance to the Agent and each of the Banks.

     5.8 Company's Certificate. The Agent shall have received, with a signed counterpart for each Bank, a certificate of a Responsible Officer of the Company dated the date of the initial Advance hereunder, stating that to the best of his or her knowledge after due inquiry, (a) except to the extent set forth in any post closing letter between the Company and the Agent, the conditions set forth in this Section 5 have been satisfied; (b) the representations and warranties made by the Loan Parties in this Agreement or any of the other Loan Documents, are true and correct in all material respects; (c) no Default or Event of Default shall have occurred and be continuing; and (d) since December 31, 2002, nothing shall have occurred which has had, or could reasonably be expected to have, a Material Adverse Effect.

     5.9 Payment of Fees. Concurrently with the initial Advance hereunder, Company shall have paid to Comerica, in its individual capacity and as Agent (for its sole account), any commitment fee and agency fee due under the terms of the applicable Fee Letter.

     5.10 Financial Statements. The Company shall have delivered to the Agent and each Bank the annual audited financial statements of Company and its Subsidiaries for the period ended September 30, 2003 and company prepared unaudited financial statements of the Company and its Subsidiaries, for the month ending November 30, 2003.

     5.11 Transaction Documents. (a) The Agent shall have received executed copies of the material Transaction Documents, certified by a Responsible Officer of Company. The Transaction Documents shall be in form and substance reasonably satisfactory to the Agent and each of the Transaction Documents shall have been duly authorized, executed and delivered by each of the parties thereto and shall be in full force and effect. No term or provision of the Transaction Documents shall have been modified, and no condition to consummation of the transaction shall have been waived, in either case in a manner materially detrimental to Company, by any of the parties thereto. The Company shall have in all material respects done and performed such acts and observed such covenants which it is required to do or perform under the Transaction Documents and in order to consummate the Transaction on or prior to the Effective Date.

     (a) The Company shall have provided evidence of filing Articles of Merger to the Agent including the effective date of the Merger and that the Transaction has been consummated.

     5.12 Continuing Conditions. The obligations of the Banks to make Advances (including the initial Advance) under this Agreement and the obligation of the Issuing Bank to issue any Letters of Credit shall be subject to the continuing conditions that:

     (a) No Default or Event of Default shall exist as of the date of the Advance or the request for the Letter of Credit; and

     (b) Each of the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects as of the date of the Advance or Letter of Credit as if made on and as of such date (other than any representation or warranty that expressly speaks only as of a different date).

     6. REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants and such representations and warranties shall survive until the Revolving Credit Maturity Date and thereafter until the expiration of all Letters of Credit and the final payment in full of the Indebtedness and the performance by the Company of all other obligations under this Agreement:

     6.1 Corporate Authority. Each Loan Party is a corporation (or other business entity) duly organized and existing in good standing under the laws of the state or jurisdiction of its incorporation, and, other than as set forth on
Schedule 6.1 hereto, each Loan Party is duly qualified and authorized to do business as a foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification and authorization necessary and where failure to be so qualified would have a Material Adverse Effect.

     6.2 Due Authorization - Company. Execution, delivery and performance of this Agreement, the other Loan Documents to which the Company is a party and the issuance of the Notes by the Company (if requested) are within the Company's corporate powers, have been duly authorized, are not in contravention of any law applicable to the Company or the terms of the Company's organizational documents and, except as have been previously obtained or as referred to in Section 6.13, below, do not require the consent or approval, material to the transactions contemplated by this Agreement and the other Loan Documents, of any governmental body, agency or authority.

     6.3 Due Authorization - Guarantors. Execution, delivery and performance of the Guaranty, and the other Loan Documents to which such Guarantor is a party, are within the corporate or limited liability company powers of each such Guarantor, have been duly authorized, are not in contravention of any law applicable to such Guarantor or the terms of such Guarantor's organizational documents, and, except as have been previously obtained (or as referred to in Section 6.13 below), do not require the consent or approval, material to the transactions contemplated by this Agreement and the other Loan Documents, of any governmental body, agency or authority not previously obtained.

     6.4 Good Title, No Liens. The property described in Schedules 5.3(b) hereof constitutes all of the real property owned by the Company and its Subsidiaries on the Effective Date. The Company and its Subsidiaries have good title to or a valid leasehold interest in (or, in the case of any fee interest in real property, good and marketable title to) all of their respective material assets, subject to the exceptions stated in the next sentence. There are no security interests in, liens, mortgages, or other encumbrances on and no financing statements on file with respect to any of the assets owned by Company or the Guarantors, except for (i) any defects that, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect and (ii) other Liens permitted pursuant to Section 8.2.

     6.5 Taxes. Each of the Loan Parties has filed on or before their respective due dates or within the applicable grace periods, all federal, state and foreign tax returns which are required to be filed or has obtained extensions for filing such tax returns and is not delinquent in filing such returns in accordance with such extensions and has paid all material taxes which have become due pursuant to those returns or pursuant to any assessments received by any such party, as the case may be, to the extent such taxes have become due, except to the extent such tax payments are being actively contested in good faith by appropriate proceedings and with respect to which adequate provision has been made on the books of such Loan Party or such other Subsidiary as may be required by GAAP.

     6.6 No Defaults. There exists no material default under the provisions of any instrument evidencing any outstanding indebtedness for borrowed money in excess of $50,000 of any Loan Party or of any agreement relating thereto.

     6.7 Enforceability of Agreement and Loan Documents -- Company. This Agreement and each of the other Loan Documents to which the Company is a party, have each been duly executed and delivered by its duly authorized officers and constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor's rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

     6.8 Enforceability of Loan Documents -- Guarantors. The Loan Documents to which each of the Guarantors is a party, have each been duly executed and delivered by the duly authorized officers, members or managers, as the case may be, of each such Guarantor and constitute the valid and binding obligations of each such Guarantor, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor's rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

     6.9 Compliance with Laws. Except as disclosed on Schedule 6.9, each of the Loan Parties has complied with all applicable federal, state and local laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) including but not limited to Hazardous Material Laws, except to the extent that failure to comply therewith would not have a Material Adverse Effect.

     6.10 Non-contravention -- Company. The execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party by the Company are not in contravention of the terms of any indenture, agreement or undertaking to which the Company is a party or by which its properties are bound or affected where such violation would reasonably be expected to have a Material Adverse Effect.

     6.11 Non-contravention -- Guarantors. The execution, delivery and performance of those Loan Documents signed by the Guarantors are not in contravention of the terms of any indenture, agreement or undertaking to which any such Guarantor is a party or by which it or its properties are bound or affected where such violation would reasonably be expected to have a Material Adverse Effect.

     6.12 No  Litigation.  Except  for De  Minimis  Matters  or as set  forth on
Schedule 6.12 hereof, there is no suit, action, proceeding, including, without limitation, any bankruptcy proceeding, or governmental investigation pending against or to the knowledge of the Company, threatened against any Loan Party (other than any suit, action or proceeding in which such Loan Party is the plaintiff and in which no counterclaim or cross-claim against such Loan Party has been filed). Except as set forth on Schedule 6.12, there is not outstanding against any Loan Party any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator nor is any Loan Party in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court where such matters would reasonably be expected to have a Material Adverse Effect.

     6.13 Consents, Approvals and Filings, Etc. Except as have been previously obtained or for DeMinimis Matters and except for the consents of landlords with respect to properties leased by Company and the Guarantors, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other person or party (whether or not governmental) is required in connection with the execution, delivery and performance: (i) by any of the Loan Parties of this Agreement, any of the other Loan Documents to which they are a party, or any other documents or instruments to be executed and or delivered by any such Loan Parties in connection therewith or herewith; or (ii) by Loan Party, of the liens, pledges, mortgages, security interests or other encumbrances granted, conveyed or otherwise established (or to be granted, conveyed or otherwise established) by or under this Agreement or the other Loan Documents, except for such filings to be made concurrently herewith as are required by the Collateral Documents to perfect liens in favor of the Agent and except for such consents, approvals or filings the failure of which to obtain would not have a Material Adverse Effect. All such material authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and are not the subject of any attack, or to the knowledge of the Company threatened attack (in any material respect) by appeal or direct proceeding or otherwise.

     6.14 Agreements Affecting Financial Condition. As of the Effective Date, none of the Loan Parties is party to any agreement or instrument or subject to any charter or other corporate restriction which has a Material Adverse Effect.

     6.15 No Investment Company or Margin Stock. None of the Loan Parties is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. None of the Loan Parties is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of any of the Advances will be used by any Loan Party to purchase or carry margin stock or will be made available by any Loan Party or any of their respective Subsidiaries in any manner to any other Person to enable or assist such Person in purchasing or carrying margin stock. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings.

     6.16 ERISA. None of the Loan Parties maintains or contributes to any Pension Plan subject to Title IV of ERISA, except as set forth on Schedule 6.16 hereto; and there is no accumulated funding deficiency within the meaning of ERISA, or any outstanding liability with respect to any of the Pension Plans owed to the PBGC or any successor thereto other than future premiums due and owing pursuant to Section 4006 of ERISA, and no "reportable event" as defined in ERISA has occurred with respect to any Pension Plan other than an event for which the notice requirement has been waived by the PBGC. None of the Loan Parties has engaged in a transaction with respect to any Pension Plan, other than a transaction for which an exemption is available and has been obtained, which could subject the Company or the Subsidiaries to a tax or penalty imposed by Section 4975 of the Code or Section 502(i) of ERISA in an amount that would be material. All Pension Plans are in material compliance with the requirements of the Internal Revenue Code and ERISA.

     6.17 Conditions Affecting Business or Properties. As of the Effective Date, neither the respective businesses nor the properties of any Loan Party is affected by any fire, explosion, accident, strike, lockout or other dispute, drought, storm, hail, earthquake, embargo, Act of God, or other casualty (not covered by insurance) which is reasonably likely to have a Material Adverse Effect, or if such event or condition were to continue for more than ten (10) additional days would reasonably be expected to have a Material Adverse Effect.

     6.18  Environmental  and Safety  Matters.  Except as set forth in Schedules
6.18 and 6.12 and except for such matters as are not reasonably likely to have a Material Adverse Effect:

     (a) all facilities and property owned or leased by the Loan Parties are in material compliance with all Hazardous Material Laws;

     (b) to the knowledge of the Company, there have been no unresolved and outstanding past, and there are no pending or threatened

          (i) written claims, complaints, notices or requests for information received by any Loan Party with respect to any alleged violation of any Hazardous Material Law, or

          (ii) written complaints, notices or inquiries to any Loan Party regarding potential liability of the Loan Parties under any Hazardous Material Law; and

     (c) to the knowledge of the Company, no conditions exist at, on or under any property now or previously owned or leased by the Loan Parties which, with the passage of time, or the giving of notice or both, are reasonably likely to give rise to liability under any Hazardous Material Law or create a significant adverse effect on the value of the property.

     6.19 Subsidiaries. Except as disclosed on Schedule 6.19 hereto as of the Effective Date, and thereafter, except as disclosed to the Agent in writing from time to time, Company has no Subsidiaries.

     6.20 Accuracy of Information. (a) Each of the financial statements furnished to Agent and the Banks prior to the date of this Agreement, fairly presents in all material respects (subject to year-end adjustments and the omission of notes thereto in the case of interim statements) the financial condition of the Company and its Subsidiaries and the results of their operations for the periods covered thereby, and has been prepared in accordance with GAAP.

     (b) Since September 30, 2003 there has been no material adverse change in the financial condition of Company and the Guarantors taken as a whole, to the best knowledge of the Company, neither Company nor any of the Guarantors has any material contingent obligations (including any liability for taxes) not disclosed by or reserved against in Company's financial statements for the fiscal quarter ended September 30, 2003, except as set forth on Schedule 6.20 hereof, and at the present time there are no unrealized or anticipated losses from any present commitment of Company or any of the Guarantors which contingent obligations and losses in the aggregate would reasonably be expected to have a Material Adverse Effect.

     6.21 Labor Relations. None of the Loan Parties is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Loan Parties or to the knowledge of Company, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any of them or, to the knowledge of Company, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Company or any Guarantor or to the knowledge of Company, threatened against any of them and (iii) no union representation question existing with respect to the employees of the Loan Parties, in each case or in the aggregate which could reasonably be expected to have a Material Adverse Effect.

     6.22 Existing Debt. As of the Effective Date, Schedule 8.1(b) hereto sets forth a true and complete list of all Debt for borrowed money (other than Indebtedness) of the Company and the Guarantors as of the Effective Date that is in excess of $50,000 for any one issue and is to remain outstanding after giving effect to this transaction, in each case showing the aggregate principal amount thereof and the name of the company (or issuer) and any other entity which directly or indirectly guaranteed such debt.

     6.23 Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, the Company and the Guarantors will each be solvent, able to pay its indebtedness as it matures and will have capital sufficient to carry on its business and all business in which it is about to engage. This Agreement is being executed and delivered by the Company to Agent and the Banks in good faith and in exchange for fair, equivalent consideration. Neither the Company nor any Guarantor intends to nor does management of the Company or any Guarantor believe it will incur debts beyond its ability to pay as they mature. Neither the Company nor any Guarantor contemplates filing a petition in bankruptcy or for an arrangement or reorganization under the Bankruptcy Code or any similar law of any jurisdiction now or hereafter in effect relating to the Company or any Guarantor, nor does the Company or any Guarantor have any knowledge of any threatened bankruptcy or insolvency proceedings against the Company or any Guarantor.

     7. AFFIRMATIVE COVENANTS

     The Company covenants and agrees that it will, and, as applicable, it will cause each of the Subsidiaries, until the Revolving Credit Maturity Date and thereafter until expiration of all Letters of Credit and final payment in full of the Indebtedness and the performance by the Company of all other obligations under this Agreement and the other Loan Documents, to:

     7.1 Financial Statements. Furnish to the Agent with sufficient copies for each Bank:

     (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company a copy of the audited Consolidated and Consolidating financial statements of the Company and its consolidated Subsidiaries as at the end of such year and the related audited statements of income, stockholders equity, and cash flows for such year and underlying assumptions, setting forth in each case in comparative form the figures for the previous year, certified as being fairly stated in all material respects by an independent certified public accounting firm reasonably satisfactory to the Agent and the Banks; and

     (b) as soon as available, but in any event not later than forty five (45) days after the end of each month, Company prepared unaudited
          Consolidated and Consolidating balance sheets of the Company and the Guarantors as at the end of such month and the related unaudited statements of income, stockholders equity and cash flows of the Company and the Guarantors for the portion of the fiscal year through the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding periods in the previous year, and certified by a Responsible Officer as being fairly stated in all material respects; and

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP throughout the periods reflected therein and with prior periods (except as approved by such officer and disclosed therein), provided however that the financial statements delivered pursuant to clauses (b) and (c) hereof will not be required to include footnotes and will be subject to year-end adjustments.

     7.2 Certificates; Other Information. Furnish to the Agent with sufficient copies for each Bank:

     (a) Within forty five (45) days after and as the end of each month, a Covenant Compliance Report;

     (b) On or before October 31 of each year, the Company shall prepare and deliver to the Agent and the Banks projections of the Company and the Guarantors for the next succeeding fiscal year, on a month to month basis and for the following fiscal year on an annual basis, including a balance sheet as at the end of each relevant period and income statements and statements of cash flows for each relevant period and for the period commencing at the beginning of the fiscal year and ending on the last day of such relevant period;

     (c) Within twenty (20) days after and as of the end of each month agings of Accounts and accounts payables of Company and the Borrowing Base
          Obligors, an inventory report of Company and the Borrowing Base Obligors and any such schedule shall be accompanied, if so requested by Agent by a true and correct copy of the invoices evidencing Eligible Accounts and by evidence of delivery or performance and other supporting detail satisfactory to Agent;

     (d) Within twenty (20) days after and as of the end of each month, a Borrowing Base Certificate;

     (e) Promptly upon receipt thereof, the Company shall deliver copies of all significant reports submitted by the Company's firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Company and the Guarantors made by such accountants, including any comment letter submitted by such accountants to managements in connection with their services;

     (f) Promptly and in form to be reasonably satisfactory to the requesting Bank, such additional financial and/or other information, or other reports as any Bank may from time to time reasonably request.

     7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company.

     7.4 Conduct of Business and Maintenance of Existence; Compliance with Laws.

     (a) Continue to engage solely in the business now conducted by the Company or the Guarantors and businesses related thereto and preserve, renew and keep in full force and effect its existence, except as otherwise permitted pursuant to Sections 8.4 and 8.5;

     (b) Take all reasonable action it deems necessary in its reasonable business judgment to maintain all rights, privileges and franchises necessary in the normal conduct of its business except as otherwise permitted pursuant to Section 8.5 or where the failure to so maintain would not reasonably be expected to have a Material Adverse Effect; and

     (c) Comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     7.5 Maintenance of Property; Insurance. (a) Keep all material property it deems, in its reasonable business judgment, useful and necessary in its business in working order (ordinary wear and excepted), except where the failure to maintain such property would not reasonably be expected to have a Material Adverse Effect; and (b) maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature (including without limitation casualty and public liability and property damage insurance), and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice or any applicable Requirements of Law would dictate, and in the case of all policies covering any Collateral, all such insurance policies shall provide that the loss payable thereunder shall be payable to Company or such Guarantor, and to the Agent for the benefit of the Banks (Agent as mortgagee, or, in the case of personal property interests, lender loss payee) as their respective interests may appear, and certificates evidencing such policies, including all endorsements thereto, to be deposited with Agent upon its request.

     7.6 Inspection of Property; Books and Records, Discussions. Permit Agent and each Bank, through their authorized attorneys, accountants and representatives (a) at all reasonable times during normal business hours, upon the request of Agent or such Bank, to examine Company's and each Guarantor's books, accounts, records, ledgers and assets and properties of every kind and description wherever located; (b) at reasonable times and intervals, upon the request of the Majority Banks, to conduct full or partial Collateral audits of Company and the Subsidiaries, with all reasonable costs and expenses of such audits to be reimbursed by Company; and (c) permit Agent and each Bank or their authorized representatives, at reasonable times and intervals, to visit all of their respective offices, discuss their respective financial matters with their respective officers and independent certified or chartered public accountants, as applicable, and, by this provision, Company authorizes such accountants to discuss the finances and affairs of Company and the Guarantors (provided that Company is given an opportunity to participate in such discussions) and examine any of its or their books and other corporate records. Notwithstanding the foregoing, all information furnished to the Agent or the Banks hereunder shall be subject to the undertaking of the Banks set forth in Section 13.11 hereof.

     7.7 Notices. Promptly give notice to the Agent of:

     (a) the occurrence of any Default or Event of Default of which the Company or any Guarantor has knowledge;

     (b) any (i) default or event of default under any Contractual Obligation of Company or any Guarantor of which the Company or such Guarantor had knowledge or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any Guarantor and any Governmental Authority or other third party, which in either case, if not cured or if it is reasonably likely to be adversely determined, as the case may be, would have a Material Adverse Effect or (iii) any change in the financial condition of the Company or any of the Guarantors since the date of the last audited financial statements delivered pursuant to Section 7.1(a) hereof which could reasonably be expected to have a Material Adverse Effect;

     (c) any event which the Company reasonably believes is reasonably likely to have a Material Adverse Effect;

     (d) promptly after becoming aware of the taking by the Internal Revenue Service or any foreign taxing jurisdiction of a written tax position (or any such tax position taken by the Company or any Subsidiary) which could reasonably be expected to have a Material Adverse Effect upon the Company or any Subsidiary setting forth the details of such position and the financial impact thereof;

     (e) not less than 10 days prior to the proposed effective date thereof, copies of any proposed material amendments, restatements or other modification to the Subordinated Debt Documents;

     (f) provide prompt written notice to the Agent of (i) all jurisdictions in which the Company or any of the Guarantors becomes qualified after the Effective Date to transact business, and (ii) any material change after the Effective Date in the authorized and issued capital stock or other equity interests of the Company or any of the Subsidiaries or any other material amendment to their charter, by-laws or other organizational documents, such notice, in each case, to identify the applicable jurisdictions, capital structures or amendments as applicable.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company has taken or proposes to take with respect thereto.

     7.8 Hazardous Material Laws.

     (a) Use and operate all of its facilities and properties in material compliance with all applicable Hazardous Material Laws, keep all required material permits, approvals, certificates, licenses and other authorizations required under such Hazardous Material Laws in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Hazardous Material Laws, in each case, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

     (b) Promptly notify Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries received by the Company or any of the Guarantors of a material nature relating to its facilities and properties or compliance with Hazardous Material Laws;

     (c) To the extent necessary to materially comply with Hazardous Material Laws, remediate or monitor contamination arising from a release or disposal of Hazardous Material;

     7.9 Fixed Charge Coverage Ratio. Maintain as of the end of each month of Company, a Fixed Coverage Ratio of not less than 1.20 to 1.0.

     7.10 Tangible Net Worth. Maintain as of the end of each month a Tangible Net Worth of not less than the Base Tangible Net Worth.

     7.11 Funded Debt to EBITDA Ratio. Maintain as of the end of each month, Funded Debt to EBITDA Ratio of not more than 3.25 to 1.0.

     7.12 Leverage Ratio. Maintain as of the end of each fiscal quarter a Leverage Ratio of not more than the following amounts:

     Closing through September 29, 2004.............................7.5 to 1.0
     September 30, 2004 through September 29, 2005..................5.5 to 1.0
     September 30, 2005 and thereafter..............................4.0 to 1.0

     7.13 Current Ratio. Maintain as of the end of each month, a Current Ratio of not less than 1.05 to 1.0.

     7.14 Governmental and Other Approvals. Apply for, obtain and/or maintain in effect, as applicable, all authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary in connection with the execution, delivery and performance by such Loan Parties, of this Agreement, the other Loan Documents, or any other documents or instruments to be executed and/or delivered by such Loan Parties in connection therewith or herewith, except where the failure to so apply for, obtain or maintain would not reasonably be expected to have a Material Adverse Effect.

     7.15 Compliance with ERISA. Comply in all material respects with all applicable requirements imposed by ERISA as presently in effect or hereafter promulgated or the Internal Revenue Code, including, but not limited to, the minimum funding requirements of any Pension Plan, except where the failure to comply is not likely to have a Material Adverse Effect.

     7.16 ERISA Notices. Promptly notify Agent upon the occurrence of any of the following events if such event is likely to have a Material Adverse Effect:

     (a) the termination, other than a standard termination, as defined in ERISA, of any Pension Plan subject to Subtitle C of Title IV of ERISA;

     (b) the Company's or any Guarantor's receipt of notice of the appointment of a trustee by a United States District Court to administer any Pension Plan subject to Title IV of ERISA;

     (c) the Company's or any Guarantor's receipt of notice of the commencement by the Pension Benefit Guaranty Corporation, or any successor thereto, of any proceeding to terminate any Pension Plan subject to Title IV of ERISA;

     (d) the failure of the Company or any Guarantor to make any payment in respect of any Pension Plan required under Section 412 of the Internal Revenue Code;

     (e) the withdrawal of the Company or any Guarantor from any Multiemployer Plan if the Company reasonably believes that such withdrawal would give rise to the imposition of withdrawal liability with respect thereto; or

     (f) the occurrence of a "reportable event" which is required to be reported by the Company under Section 4043 of ERISA as defined in ERISA other than any event for which the reporting requirement has been waived by the PBGC or a "prohibited transaction" as defined in
          Section 406 of ERISA or Section 4975 of the Internal Revenue Code other than a transaction for which a statutory exemption is available or an administrative exemption has been obtained which in either case is likely to have a Material Adverse Effect.

     7.17 Security; Defense of Collateral. Take such actions as the Agent or the Majority Banks may from time to time reasonably request to establish and maintain first perfected security interests in and Liens on all of its Collateral, subject only to Permitted Liens and other liens permitted under
Section 8.2 hereof; and defend the Collateral from any Liens other than Liens permitted by Section 8.2.

     7.18 Use of Proceeds. Use all Advances of the Revolving Credit as set forth in Section 2.15 hereof; and not use any portion of the proceeds of any such advances for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation T, U or X of said
Board of Governors or for any other purpose in violation of any applicable statute or regulation.

     7.19 Future Subsidiaries; Additional Collateral.

     (a) With respect to each Person which becomes a Subsidiary of the Company (directly or indirectly) subsequent to the Effective Date, within thirty (30) days of the date such Person is created, acquired or otherwise becomes a Subsidiary (whichever first occurs), cause such new Subsidiary to execute and deliver to the Agent (x) a Joinder
          Agreement (attached to the Guaranty as Exhibit A) whereby such Subsidiary becomes obligated as a Guarantor under the Guaranty and (y) a joinder agreement to the Security Agreement;

     (b) With respect to real property located in the United States acquired by the Company or any Guarantor after the Effective Date, not later than forty-five (45) days after such property is acquired, the Company shall execute or cause to be executed (unless waived by Agent and the Majority Banks) a Mortgage covering such property, together with such real estate documentation listed on Schedule 7.19 hereto;

in each case in form  reasonably  satisfactory  to the  Agent  and the  Majority
Banks, in their reasonable discretion, together with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by the Agent and the Majority Banks and the Company shall take, or cause to be taken, such steps as are necessary or advisable under applicable law to perfect the liens granted under this Section 7.17.

     7.20 Further Assurances. Execute and deliver or cause to be executed and delivered to Agent within a reasonable time following Agent's request, and at the Company's expense, such other documents or instruments as Agent may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents.

     7.21 Bank Accounts. Maintain all of their principal bank accounts with the Agent.

     8. NEGATIVE COVENANTS.

     Company covenants and agrees that, until the Revolving Credit Maturity Date and thereafter until expiration of all Letters of Credit and final payment in full of the Indebtedness and the performance by Company and the Guarantors of all other obligations under this Agreement and the other Loan Documents, it will not, and will not permit any of its Subsidiaries, to:

     8.1 Limitation on Debt. Create, incur, assume or suffer to exist any Debt, except:

     (a)  Indebtedness under this Agreement and the other Loan Documents;

     (b) any Debt existing on the Effective Date and set forth in Schedule 8.1(b) attached hereto and any renewals or refinancing of such Debt in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof), on substantially the same terms as in effect on the Effective Date and otherwise in compliance with this Agreement;

     (c) Debt of the Company or a Guarantor, excluding Debt otherwise permitted under this Section 8.1, incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan or a Capitalized Lease), provided that the aggregate amount of all such Debt shall not exceed One Million Dollars ($1,000,000) at any one time outstanding;

     (d)  Subordinated Debt;

     (e)  Debt under any Hedging Transactions;

     (f) Guarantee Obligations permitted under Section 8.3 or any other Loan Document;

     (g) current unsecured trade, utility or nonextraordinary accounts payable (including without limitation, operating leases and short term Debt owed to vendors) arising in the ordinary course of Company's or such Subsidiary's businesses;

     (h) Debt in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with Section 7.3;

     (i)  Debt  arising  from   judgments  or  decrees  in   circumstances   not
          constituting an Event of Default under Section 9.1;

     (j) Intercompany Loans, but only to the extent permitted under Section 8.8 hereof;

     (k) Non-current liabilities for post-employment healthcare and other insurance benefits;

     (l)  Debt secured by Permitted Liens.

     8.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

     (a)  Permitted Liens;

     (b) Liens securing Debt permitted by Section 8.1(c), provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital asset, (ii) such Liens do not at any time encumber any property other than the property, equipment or improvements financed by such Debt, and (iii) the principal amount of Debt secured by any such Lien shall at no time exceed 100% of the original purchase price of such property, equipment or improvements;

     (c) Liens in favor of Agent, as security for the Indebtedness (including Indebtedness under any Bank Hedging Agreements) and the obligations of the Company and the Guarantors to Comerica Bank relating to the Comerica Agreement;

     (d)  attachments,  judgments  and  other  similar  Liens  (other  than  any judgment that is described in clause (h) of Section 9.1 and constitutes an Event of Default thereunder), arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed within 30 days and claims secured thereby are being actively contested in good faith by appropriate proceedings;

     (e) other Liens, existing on the Effective Date, set forth on Schedule 8.2 attached hereto and any renewals or refinancing of the Debt secured thereby in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof), on substantially the same terms as in effect on the Effective Date and otherwise in compliance with this Agreement.

     8.3 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except (a) the Guaranties, (b) Guarantee Obligations not otherwise permitted under this Section 8.3 in respect of Debt incurred by any Person, provided that the aggregate principal amount of such Debt at any time outstanding does not exceed $500,000, (c) Guarantee Obligations existing on December 31, 2003 and set forth on Schedule 8.3 hereof, and (d) Guarantee Obligations arising with respect to customary indemnification and purchase price adjustment obligations incurred in connection with any sale or disposition of assets.

     8.4 Acquisitions. Except for Permitted Acquisitions, purchase or otherwise acquire or become obligated for the purchase of all or substantially all or any material portion of the assets or business interests of any Person, firm or corporation, or any shares of stock (or other ownership interests) of any corporation, trusteeship or association, or any business or going concern, or in any other manner effectuate an expansion of present business in any material respect by acquisition.

     8.5 Limitation on Mergers, other Fundamental Changes or Sale of Assets. Enter into any merger or consolidation or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired or make any material change in its capital structure or present method of conducting business, except:

     (a)  inventory leased or sold in the ordinary course of business;

     (b) obsolete or worn out property or equipment, or property or equipment no longer useful in the conduct of Company's or any Guarantor's business to the extent such dispositions do not exceed $500,000 during any single fiscal year of Company;

     (c) (i) mergers or consolidations of any Subsidiary with or into Company (so long as Company shall be the continuing or surviving entity), (ii) the Merger and (iii) mergers or consolidations of any Subsidiary with or into any Guarantor, so long as such Guarantor shall be the continuing or surviving entity; provided, however, that at the time of each such merger or consolidation under sub-clauses (i) through (iii) of this clause (c), both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and no Domestic Subsidiary may merger or consolidate with a Foreign Subsidiary;

     (d) any Subsidiary may liquidate or dissolve into the Company or any Domestic Guarantor if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company;

     (e) provided that no Default or Event of Default has occurred and is continuing at the time of each such sale (both before and after giving effect to such Asset Sale), (i) Asset Sales in which the sales price is at least the fair market value of the assets sold and the aggregate amount of such Asset Sales is less than $500,000 in any fiscal year and the consideration received is cash or cash equivalents and (ii) other Asset Sales approved by the Majority Banks; and

     (f) the sale or disposition of Permitted Investments and other cash equivalents in the ordinary course of business.

     8.6 Restricted Payments. Declare or make, or permit any Guarantor to, declare or make any distributions, dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities (collectively, "Distributions") on account of any membership interests or any shares of any class of its capital stock, as applicable, or issue, purchase, redeem or otherwise acquire for value any membership interests or any shares of its capital stock, as applicable, or any warrants, rights or options to acquire such shares or membership interests, now or hereafter outstanding, except that the Guarantors may make Distributions to the Company and its Consolidated Subsidiaries and the Company may make the Special Dividend.

     8.7 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets
(excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for:

     (a)  Permitted Acquisitions permitted by Section 8.4 hereof; and

     (b) Capital Expenditures which shall not exceed $5,000,000 during any fiscal year (determined on a combined basis for Company and its Subsidiaries).

     8.8 Limitation on Investments, Loans and Advances. Make or allow to remain outstanding any Investment (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans or advances to, any Person, firm, corporation or other entity or association, other than:

     (a)  Permitted Investments;

     (b) Investments (including Intercompany Loans, Advances or Investments) existing on the Effective Date and listed on Schedule 8.8 hereof;

     (c)  extensions of trade credit in the ordinary course of business;

     (d) Intercompany Loans, Advances or Investments made on or after the Effective Date by the Company to any Guarantor or by any Guarantor to the Company (provided that any Intercompany Loan hereunder shall be evidenced by and funded under an Intercompany Note encumbered pursuant to the appropriate Collateral Document), provided that at the time any such loan, advance or investment is made (before and after giving effect thereto) no Event of Default under Section 9.1(a) or 9.1(j) has occurred and is continuing;

     (e)  Investments in respect of Hedging Transactions;

     (f) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

     (g) loans and advances to employees, officers and directors of the Company or any of the Guarantors in an aggregate amount not to exceed $250,000;

     (h)  Permitted Acquisitions permitted pursuant to Section 8.4;

     (i) Investments constituting deposits made in connection with the purchase of goods or services in the ordinary course of business in an aggregate amount for such deposits not to exceed $500,000 at any one time.

In valuing any Investments for the purpose of applying the limitations set forth in this Section 8.8 (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.

     8.9 Transactions with Affiliates. Except as set forth in Schedule 8.9 (which transactions described on Schedule 8.9 are on terms that are fair and reasonable to the Company and the Guarantors), enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, or providing for the payment of any management or other fee, with any Affiliate of a Company or any Subsidiary except (a) transactions otherwise permitted under this Agreement; (b) transactions in the ordinary course of Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than it would obtain in a comparable arms length transaction from unrelated third parties; and (c) transactions between or among Company and the Guarantors not involving any other Affiliates.

     8.10 Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary, as the case may be.

     8.11 Limitation on Negative Pledge Clauses. After the Effective Date, except for such agreements, documents or instruments which are in effect on the Effective Date and which are set forth on Schedule 8.11 hereto, enter into any agreement, document or instrument which would restrict or prevent the Company and its Subsidiaries from granting Agent on behalf of Banks liens upon, security interests in and pledges of their respective assets which are senior in priority to all other Liens, except for Permitted Liens and any other agreements, documents or instruments pursuant to which Liens not prohibited by the terms of this Agreement are created, entered into, or allowed to exist.

     8.12 Prepayment of Debts. Prepay, purchase, redeem or defease any Debt for money borrowed (including without limitation any Subordinated Debt) or any capital leases, excluding refinancings or renewals of such Debt in the same or lesser amounts (and giving effect to any required amortization) on substantially the same terms or on terms more favorable to the obligor thereunder, and otherwise in compliance with this Agreement.

     8.13 Amendment of Subordinated Debt Documents. Amend, modify or otherwise alter (or suffer to be amended, modified or altered) any of the terms and conditions of those documents or instruments evidencing or otherwise related to any Debt set forth on Schedule 8.1, any Subordinated Debt, any provision thereof which in any case could reasonably be expected to be adverse to the Banks, in any case without the prior written approval of Agent and the Majority Banks.

     8.14 Modification of Certain Agreements. Make, permit or consent to any amendment or other modification to the constitutional documents of any of the Loan Parties (including the Company's articles of incorporation), or any documents delivered in connection with the transaction or any Permitted Acquisition, except to the extent that any such amendment (i) does not violate the terms and conditions of this Agreement or any of the other Loan Documents,
(ii) does not materially adversely affect the interest of the Banks as creditor under this Agreement, the other Loan Documents or any other document or instrument in any respect, or (iii) could not reasonably be expected to have a Material Adverse Effect.

     8.15 Fiscal Year. Change its fiscal year.

     9. DEFAULTS

     9.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

     (a) non-payment when due of (i) the principal or interest on the Indebtedness under the Revolving Credit (including the Swing Line),
          (ii) any Reimbursement Obligation, or (iii) any Fees;

     (b) non-payment of any money by the Company under this Agreement or by Company or any Guarantor under any of the other Loan Documents to which it is a party, other than as set forth in subsection (a) above, within five (5) Business Days after notice from Agent that the same is due and payable;

     (c) (i) default in the observance or performance of any of the conditions, covenants or agreements of Company set forth in Sections 7.2(c), 7.2(d), 7.4(a), 7.5, 7.6, 7.7(a), 7.9 through 7.13, inclusive, 7.18,
          7.21 or 8; or (ii) default in the observance or performance of any of the conditions, covenants or agreements of Company set forth in Sections 7.1(a), 7.1(a) or 7.2(a) and continuance thereof for ten (10) days;

     (d) default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement by Company and continuance thereof for a period of thirty (30) consecutive days after written notice from Agent;

     (e) any representation or warranty made by Company or any Guarantor herein or in any instrument submitted pursuant hereto proves untrue or misleading in any material adverse respect when made;

     (f) default in the observance or performance of or failure to comply with any of the conditions, covenants or agreements of Company or any Guarantor set forth in any of the other Loan Documents, and the continuance thereof beyond any period of grace or cure specified in any such document or, in the case of the Collateral Documents, continuance thereof for a period of thirty (30) days after written notice from Agent;

     (g) (i) default in the payment of any indebtedness for borrowed money (other than Indebtedness hereunder, but including without limitation any Subordinated Debt) of the Company or any Subsidiary in excess of Twenty Five Thousand Dollars ($25,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate when due (whether by acceleration or otherwise) and continuance thereof beyond any applicable period of cure or (ii) failure to comply with the terms of any other obligation of the Company or any Subsidiary with respect to any indebtedness for borrowed money (other than Indebtedness hereunder) in excess of Twenty Five Thousand Dollars ($25,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate, which continues beyond any applicable period of cure and which would permit the holder or holders thereto to accelerate such other indebtedness for borrowed money;

     (h) the rendering of any judgment(s) for the payment of money in excess of the sum of Twenty Five Thousand Dollars ($25,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate against the Company or any Subsidiary, and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) consecutive days, except as covered by adequate insurance with a reputable carrier as to which the relevant insurance company has acknowledged coverage;

     (i) the occurrence of (i) a "reportable event", as defined in ERISA, which is determined to constitute grounds for a distress termination by the PBGC of any Pension Plan subject to Title IV of ERISA maintained or contributed to by or on behalf of the Company or any Subsidiary for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Plan and such reportable event is not corrected and such determination is not revoked within sixty (60) days after notice thereof has been given to the plan administrator of such Pension Plan (without limiting any of Agent's or any Bank's other rights or remedies hereunder), or (ii) the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate any such Pension Plan or (iii) the appointment of a trustee by the appropriate United States District Court to administer any such Pension Plan, which in either case of (i), (ii) or (iii) could reasonably be expected to have a Material Adverse Effect;

     (j) the Company or any Subsidiary shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered) or; if a creditors' committee shall have been appointed for the business of the Company or any Subsidiary; or if the Company or any Subsidiary shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt and if not an adjudication based on a filing by Company or a Subsidiary it shall not have been dismissed within sixty (60) days, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors or shall fail to pay its debts generally as such debts become due in the ordinary course of business (except as contested in good faith and for which adequate reserves are made in such party's financial statements); or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of Company or any Subsidiary) and shall not have been removed within sixty (60) days; or if an order shall be entered approving any petition for reorganization of Company or any Subsidiary and shall not have been reversed or dismissed within sixty
          (60) days; or Company or any Subsidiary shall take any action (corporate or other) authorizing or in furtherance any of the actions described above in this subsection;

     (k) default in the observance or performance of or any failure to comply with any of the conditions, covenants or agreements of any
          Subordinated Debt Holder under the terms of any Subordination Agreement and continuance thereof for a period of fifteen (15) days after written notice from Agent to the applicable Subordinated Debt Holder and Company;

     (l) any material provision of any Collateral Document or any Guaranty shall at any time for any reason cease to be valid, binding and enforceable against the Company or any Guarantor (other than in accordance with the terms thereof), as applicable, or the validity, binding effect or enforceability thereof shall be contested by the Company or any Guarantor, or the Company or any Guarantor shall deny that it has any or further liability or obligation under any Collateral Document or the Guaranty, or any such Loan Document shall be terminated (other than in accordance with the terms thereof), invalidated, revoked or set aside or in any way cease to give or provide to the Banks and the Agent the benefits purported to be created thereby; or

     (m) if the Agent or the Majority Banks shall deem themselves to be insecure;

     (n) if there shall be any change for any reason whatsoever in the management of Company or any Subsidiary which in the judgment or Agent or Majority Banks is reasonably likely to have a Material Adverse Effect or if there shall occur a Change of Control.

     9.2 Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder: (a) the Agent may, and shall, upon being directed to do so by the Majority Banks, declare the Commitments terminated; (b) the Agent may, and shall, upon being directed to do so by the Majority Banks, declare the entire unpaid principal Indebtedness, including the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Company; (c) upon the occurrence of any Event of Default specified in Section 9.1(j) and notwithstanding the lack of any declaration by Agent under preceding clauses (a) or (b), the entire unpaid principal Indebtedness shall become automatically and immediately due and payable, and the Commitments shall be automatically and immediately terminated; (d) the Agent shall, upon being directed to do so by the Majority Banks, demand immediate delivery of cash collateral, and Company and each Account Party agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit; and (e) the Agent may, and shall, if directed to do so by the Majority Banks or the Banks, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the other Loan Documents or law.

     9.3 Rights Cumulative. No delay or failure of Agent and/or Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Agent and Banks under this Agreement are cumulative and not exclusive of any right or remedies which Banks would otherwise have.

     9.4 Waiver by Company of Certain Laws. To the extent permitted by applicable law, the Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, or any security interest or mortgage contemplated by or granted under or in connection with this Agreement. These waivers have been voluntarily given, with full knowledge of the consequences thereof.

     9.5 Waiver of Defaults. No Event of Default shall be waived by the Banks except in a writing signed by an officer of the Agent in accordance with Section
13.10 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of their rights by Agent or the Banks. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance on the part of the Agent or the Banks in enforcing any of their rights shall constitute a waiver of any of their rights. Company expressly agrees that this Section may be waived or modified only in accordance with Section 13.10 and may not be waived or modified by the Banks or Agent by course of performance, estoppel or otherwise.

     9.6 Set Off. Upon the occurrence and during the continuance of any Event of Default, each Bank may at any time and from time to time, without notice to the Company but subject to the provisions of Section 10.3 hereof (any requirement for such notice being expressly waived by the Company), setoff and apply against any and all of the obligations of the Company now or hereafter existing under this Agreement, whether owing to such Bank, any Affiliate of such Bank or any other Bank or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of Company and any property of Company from time to time in possession of such Bank, irrespective of whether or not such deposits held or indebtedness owing by such Bank may be contingent and unmatured and regardless of whether any Collateral then held by Agent or any Bank is adequate to cover the Indebtedness. Promptly following any such setoff, such Bank shall give written notice to Agent and to Company of the occurrence thereof. The Company hereby grants to the Banks and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of all of the obligations of the Company under this Agreement. The rights of each Bank under this Section 9.6 are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

     10. PAYMENTS, RECOVERIES AND COLLECTIONS

     10.1 Payment Procedure.

     (a) Except as otherwise provided herein, all payments by the Company in respect of principal of, or interest on, any Advance in Dollars under the Revolving Credit, or in respect of any Letter of Credit Obligations under the Revolving Credit or Fees hereunder which are payable in Dollars shall be made without setoff or counterclaim on the date specified for payment under this Agreement not later than 1:00 p.m. (Detroit time) in Dollars in immediately available funds to Agent, for the ratable account of the Banks, at Agent's office located at One Detroit Center, Detroit, Michigan 48226-3289. Upon receipt of each such payment, the Agent shall make prompt payment to each applicable Bank, or, in respect of Eurocurrency-based Advances, such Bank's Eurocurrency Lending Office, in like funds and currencies, of all amounts received by it for the account of such Bank.

     (b) Unless the Agent shall have been notified by Company prior to the date on which any payment to be made by Company is due that Company does not intend to remit such payment, the Agent may, in its sole discretion and without obligation to do so, assume that the Company has remitted such payment when so due and the Agent may, in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If Company has not in fact remitted such payment to the Agent each Bank shall forthwith on demand repay to the Agent the amount of such assumed payment made available or transferred to such Bank, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at a rate per annum equal to (i) for Prime-based Advances, the Federal Funds Effective Rate (daily average), as the same may vary from time to time, and (ii) with respect to Eurocurrency-based Advances or Quoted Rate Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent) of carrying such amount.

     (c) Subject to the definition of Interest Period, whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

     (d) All payments to be made by Company under this Agreement or any of the Notes (including without limitation payments under the Swing Line) shall be made without setoff or counterclaim, as aforesaid, and, subject to full compliance by each Bank (and each assignee and participant pursuant to Section 13.8) with Section 13.12, without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member (other than any net income, net profits or franchise taxes imposed on the Agent or any Bank as a result of a present or former connection between the Agent or such Bank and the governmental authority, political subdivision, federation or organization imposing such taxes), unless Company is compelled by law to make payment subject to such tax. In such event, Company shall:

          (i) pay to the Agent for Agent's own account and/or, as the case may be, for the account of the Banks (and, in the case of Advances of the Swing Line, pay to the Swing Line Bank which funded such Advances) such additional amounts as may be necessary to ensure that the Agent and/or such Bank or Banks receive a net amount equal to the full amount which would have been receivable had payment not been made subject to such tax; and

          (ii) remit such tax to the relevant taxing authorities according to applicable law, and send to the Agent or the applicable Bank (including the Swing Line Bank) or Banks, as the case may be, such certificates or certified copy receipts as the Agent or such Bank or Banks shall reasonably require as proof of the payment by the Company, of any such taxes payable by the Company.

As used herein, the terms "tax", "taxes" and "taxation" include all taxes (other than taxes on or measured by the overall income of a Person), levies, imposts, duties, charges, fees, deductions and withholdings and any restrictions or conditions resulting in a charge together with interest (and any taxes payable upon the amounts paid or payable pursuant to this Section 10.1) thereon, or the payment or delivery of funds into or out of any jurisdiction other than the United States (whether assessed against any of the Company, Agent or any of the Banks). Company shall be reimbursed by the applicable Bank for any payment made by Company under this Section 10.1 if the applicable Bank is not in compliance with its obligations under Section 13.12.

     10.2 Application of Proceeds of Collateral. Notwithstanding anything to the contrary in this Agreement, after an Event of Default and the exercise of remedies pursuant to Article 9 of this Agreement or the other Loan Documents, the proceeds of any Collateral, together with any offsets, voluntary payments by Company or any Subsidiary of the Company or others and any other sums received or collected in respect of the Indebtedness, shall be applied, first, to the Indebtedness under the Revolving Credit (including the Swing Line), and any Reimbursement Obligations on a pro rata basis (or in such order and manner as determined by the Majority Banks; subject, however, to the applicable
Percentages of the loans held by each of the Banks), next, to any other Indebtedness on a pro rata basis, and then, if there is any excess, to Company and the Subsidiaries, as the case may be. Subject to the terms of this Section 10.2, the application of such proceeds and other sums to the Advances of the Revolving Credit, the Reimbursement Obligations and under any Bank Hedging Agreements shall be based on each Bank's Percentage of the aggregate of the loans.

     10.3 Pro-rata Recovery. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of principal of, or interest on, any of the Indebtedness in excess of its pro rata share of payments then or thereafter obtained by all Banks upon principal of and interest on all Indebtedness, such Bank shall purchase from the other Banks such participations in the Revolving Credit and/or Reimbursement Obligation held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably with the Percentage with each of them in accordance with the applicable Percentages of the Banks; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     10.4 Margin Adjustments.  Adjustments to the Applicable  Margins,  based on
Schedule 1.1, shall be implemented on a quarterly basis as follows:

     (a) Such adjustments shall be given prospective effect only, effective as to all Advances outstanding hereunder, upon the date of delivery of the financial statements under Sections 7.1(a) and 7.1(b) hereunder and the Covenant Compliance Report under Section 7.2(a) hereof, in each case establishing applicability of the appropriate adjustment, in each case with no retroactivity or claw-back. In the event the Company fails timely to deliver such financial statements or the Covenant Compliance Report and such failure continues for three (3) Business Days, then (but without affecting the Event of Default resulting therefrom) from the date delivery of such financial statements and report was required until such financial statements and report are delivered, the margins and fee percentages shall be at the next higher level (if any) on the Pricing Matrix attached to this Agreement as
          Schedule 1.1.

     (b)  From the  Effective  Date until the required  date of delivery (or, if earlier, delivery) under Section 7.1(b) of the Company's financial statements for the fiscal quarter ending March 31, 2004, the margins shall be those set forth under the Level 3 column of the Pricing Matrix attached to this Agreement as Schedule 1.1. Thereafter, all margins and fee percentages shall be based upon the Company's quarterly financial statements and Covenant Compliance Reports, subject to recalculation as provided in Subsection 10.4(a) above.

     11. CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS

     11.1 Reimbursement of Prepayment Costs. If the Company makes any payment of principal with respect to any Eurocurrency-based Advance or Quoted Rate Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, or otherwise), or if the Company converts or refunds (or attempts to convert or refund) any such Advance on any day other than the last day of the Interest Period applicable thereto; or if the Company fails to borrow, refund or convert into any Eurocurrency-based Advance or Quoted Rate Advance after notice has been given by the Company to Agent in accordance with the terms hereof requesting such Advance, or if the Company fails to make any payment of principal or interest in respect of a Eurocurrency-based Advance or Quoted Rate Advance when due, the Company shall reimburse Agent for itself and/or on behalf of any Bank, as the case may be, within ten (10) Business Days of written demand therefor for any resulting loss, cost or expense incurred by Agent and Banks, as the case may be as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Agent and Banks, as the case may be, shall have funded or committed to fund such Advance. Such amount payable by the Company to Agent for itself and/or on behalf of any Bank, as the case may be, shall be deemed to equal an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Agreement, over (b) the amount of interest (as reasonably determined by Agent and Banks, as the case may be) which would have accrued to Agent and Banks, as the case may be, on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. Calculation of any amounts payable to any Bank under this paragraph shall be made as though such Bank shall have actually funded or committed to fund the relevant Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that any Bank may fund any Eurocurrency-based Advance or Quoted Rate Advance, as the case may be, in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Company, Agent and Banks shall deliver to Company a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

     11.2 Eurocurrency Lending Office. For any Advance to which the Eurocurrency-based Rate is applicable, if Agent or a Bank, as applicable, shall designate a Eurocurrency Lending Office which maintains books separate from those of the rest of Agent or such Bank, Agent or such Bank, as the case may be, shall have the option of maintaining and carrying the relevant Advance on the books of such Eurocurrency Lending Office.

     11.3 Circumstances Affecting Eurocurrency-based Rate Availability. If with respect to any Interest Period, Agent or the Majority Banks (after consultation with Agent) shall determine in good faith that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being offered to the Agent or such Banks for such Interest Period, then Agent shall forthwith give notice thereof to the Company. Thereafter, until Agent notifies the Company that such circumstances no longer exist, (i) the obligation of Banks to make Eurocurrency-based Advances, and the right of the Company to convert an Advance to or refund an Advance as a Eurocurrency-based Advance, as the case may be, shall be suspended, and (ii) effective upon the last day of each Interest Period related to any existing Eurocurrency-based Advance, such Eurocurrency-based Advance shall automatically be converted into a Prime-based Advance (without regard to satisfaction of any conditions to conversion contained elsewhere herein).

     11.4 Laws Affecting Eurocurrency-based Advance Availability. If, after the date of this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any of the Banks (or any of their respective
Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Banks (or any of their respective Eurocurrency Lending Offices) to honor its obligations hereunder to make or maintain any Advance with interest at the Eurocurrency-based Rate, such Bank shall forthwith give notice thereof to the Company and to Agent. Thereafter, (a) the obligations of the applicable Banks to make Eurocurrency-based Advances and the right of the Company to convert an Advance into or refund an Advance as a Eurocurrency-based Advance shall be suspended and thereafter the Company may select as Applicable Interest Rates only those which remain available and which are permitted to be selected hereunder, and (b) if any of the Banks may not lawfully continue to maintain an Advance to the end of the then current Interest Period applicable thereto as a Eurocurrency-based Advance, the applicable Advance shall immediately be converted to a Prime-based Advance and the Prime-based Rate shall be applicable thereto for the remainder of such Interest Period. For purposes of this Section, a change in law, rule, regulation, interpretation or administration shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation or administration presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation or administration.

     11.5 Increased Cost of Eurocurrency-based Advances. If the adoption after the date of this Agreement of, or any change after the date of this Agreement in, any applicable law, rule or regulation of or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

     (a) shall subject any of the Banks (or any of their respective Eurocurrency Lending Offices) to any tax, duty or other charge with respect to any Advance or shall change the basis of taxation of payments to any of the Banks (or any of their respective Eurocurrency Lending Offices) of the principal of or interest on any Advance or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Banks or any of their respective Eurocurrency Lending Offices); or

     (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any of the Banks (or any of their respective Eurocurrency Lending Offices) or shall impose on any of the Banks (or any of their respective Eurocurrency Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Advance;

and the result of any of the foregoing is to increase the costs to any of the Banks of maintaining any part of the Indebtedness hereunder as a Eurocurrency-based Advance or to reduce the amount of any sum received or receivable by any of the Banks under this Agreement in respect of a Eurocurrency-based Advance, with respect to Advances to the Company, then such Bank shall promptly notify Agent, and Agent (or such Bank, as aforesaid) shall promptly notify the Company of such fact and demand compensation therefor in writing and, within fifteen (15) days after such notice, the Company agrees to pay to such Bank such additional amount or amounts as will compensate such Bank or Banks for such increased cost or reduction. Agent will promptly notify the Company of any event of which it has knowledge which will entitle the Banks to compensation pursuant to this Section, or which will cause the Company to incur additional liability under Article 11 hereof, provided that Agent shall incur no liability whatsoever to the Banks or the Company in the event it fails to do so. A certificate of Agent (or such Bank, if applicable) setting forth in reasonable detail the basis for determining such additional amount or amounts necessary to compensate such Bank or Banks shall accompany such written demand and shall be prepared in good faith and conclusively presumed to be correct save for manifest error.

     11.6 Capital Adequacy and Other Increased Costs. In the event that after the Effective Date the adoption of or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk based capital guidelines, affects or would affect the amount of capital required to be maintained by such Bank or Agent (or any corporation controlling such Bank or Agent) and such Bank or Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Bank's or Agent's obligations or Advances hereunder and such increase has the effect of reducing the rate of return on such Bank's or Agent's (or such controlling corporation's) capital as a consequence of such obligations or Advances hereunder to a level below that which such Bank or Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or Agent to be material (collectively, "Increased Costs"), then Agent or such Bank shall notify the Company in writing, and thereafter the Company shall pay to such Bank or Agent, as the case may be, within fifteen (15) days of written demand therefor from such Bank or Agent, additional amounts sufficient to compensate such Bank or Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Bank or Agent reasonably determines to be allocable to the existence of such Bank's or Agent's obligations or Advances hereunder. A statement setting forth the amount of such compensation, the methodology for the calculation and the calculation thereof which shall also be prepared in good faith and in reasonable detail by such Bank or Agent, as the case may be, shall be submitted by such Bank or by Agent to the Company, reasonably promptly after becoming aware of any event described in this
Section 11.6 and shall be conclusive, absent manifest error in computation.

     11.7 Substitution of Banks. If (a) the obligation of any Bank to make Eurocurrency-based Advances has been suspended pursuant to Section 11.3 or 11.4 or (b) any Bank has demanded compensation under Section 3.4(c), 11.1, 11.5 or 11.6, (in each case, an "Affected Bank"), then the Company shall have the right (subject to Section 13.8 hereof), with the assistance of the Agent, to seek a substitute Bank or Banks (which may be one or more of the Banks (the "Purchasing Bank" or "Purchasing Banks") to purchase the Advances of the Revolving Credit, and/or Swing Line, as the case may be and assume the commitments (including without limitation its participations in Swing Line Advances and Letters of Credit) under this Agreement of such Affected Bank. The Affected Bank shall be obligated to sell its Advances of the Revolving Credit and/or Swing Line, as the case may be, and assign its commitments to such Purchasing Bank or Purchasing Banks within fifteen days after receiving notice from Company requiring it to do so, at an aggregate price equal to the outstanding principal amount thereof, plus unpaid interest accrued thereon up to but excluding the date of the sale. In connection with any such sale, and as a condition thereof, Company shall pay to the Affected Bank all fees accrued for its account hereunder to but excluding the date of such sale, plus, if demanded by the Affected Bank within ten Business Days after such sale, (i) the amount of any compensation which would be due to the Affected Bank under Section 11.1 if the Company had prepaid the outstanding Eurocurrency-based Advances of the Affected Bank on the date of such sale and (ii) any additional compensation accrued for its account under Sections 3.4(c) and 11.5 to but excluding said date. Upon such sale, the Purchasing Bank or Purchasing Banks shall assume the Affected Bank's commitment, and the Affected Bank shall be released from its obligations hereunder to a corresponding extent. If any Purchasing Bank is not already one of the Banks, the Affected Bank, as assignor, such Purchasing Bank, as assignee, Company and the Agent, shall enter into an Assignment Agreement pursuant to Section 13.8 hereof, whereupon such Purchasing Bank shall be a Bank party to this Agreement, shall be deemed to be an assignee hereunder and shall have all the rights and obligations of a Bank with a Percentage equal to its ratable share of the then applicable Revolving Credit Aggregate Commitment. In connection with any assignment pursuant to this Section 11.7, the Company or the Purchasing Bank shall pay to the Agent the administrative fee for processing such assignment referred to in Section 13.8.

     11.8 Right of Banks to Fund through Branches and Affiliates. Each Bank (including without limitation the Swing Line Bank) may, if it so elects, fulfill its commitment as to any Advance hereunder by designating a branch or Affiliate of such Bank to make such Advance; provided that (a) such Bank shall remain solely responsible for the performances of its obligations hereunder and (b) no such designation shall result in any material increased costs to the Company.

     12. AGENT

     12.1 Appointment of Agent. Each Bank and the holder of each Note (if issued) irrevocably appoints and authorizes the Agent to act on behalf of such Bank or holder under this Agreement and the other Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including without limitation the power to execute or authorize the execution of financing or similar statements or notices, and other documents. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company. Each Bank agrees (which agreement shall survive any termination of this Agreement) to reimburse Agent for all reasonable out-of-pocket expenses (including house and outside attorneys' fees and disbursements) incurred by Agent hereunder or in connection herewith or with an Event of Default or in enforcing the obligations of Company under this Agreement or the other Loan Documents or any other instrument executed pursuant hereto, and for which Agent is not reimbursed by Company, pro rata according to such Bank's Percentage, but excluding any such expense resulting from Agent's gross negligence or wilful misconduct. Any such amounts so paid by the Banks shall constitute additional Indebtedness hereunder. Agent shall not be required to take any action under the Loan Documents, or to prosecute or defend any suit in respect of the Loan Documents, unless indemnified to its satisfaction by the Banks against loss, costs, liability and expense (excluding liability resulting from its gross negligence or wilful misconduct). If any indemnity furnished to Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

     12.2 Deposit Account with Agent. Company hereby authorizes Agent, in Agent's sole discretion, upon notice to Company to charge its general deposit account(s), if any, maintained with Agent for the amount of any principal, interest, or other amounts or costs due under this Agreement when the same become due and payable under the terms of this Agreement or the Notes.

     12.3 Scope of Agent's Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement or otherwise, have a fiduciary relationship with any Bank (and no implied covenants or other obligations shall be read into this Agreement against the Agent). None of Agent, its Affiliates nor any of their respective directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith with the consent or at the request of the Majority Banks (or all of the Banks for those acts requiring consent of all of the Banks) (except for its or their own wilful misconduct or gross negligence), nor be responsible for or have any duties to ascertain, inquire into or verify (a) any recitals or warranties made by the Company, or any Subsidiary or Affiliate of the Company, or any officer thereof contained herein or therein, (b) the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto or any security thereunder, (c) the performance by Company of their respective obligations hereunder or thereunder, or (d) the satisfaction of any condition hereunder or thereunder, including without limitation the making of any Advance or the issuance of any Letter of Credit. Agent and its Affiliates shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegraph, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. Agent may treat the payee of any Note as the holder thereof. Agent may employ agents and may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable to the Banks (except as to money or property received by them or their authorized agents), for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     12.4 Successor Agent. Agent may resign as such at any time upon at least 30 days prior notice to Company and all Banks. If Agent at any time shall resign or if the office of Agent shall become vacant for any other reason, Majority Banks shall, by written instrument, appoint successor agent(s) satisfactory to such Majority Banks, and, so long as no Default or Event of Default has occurred and is continuing, to Company. Such successor agent shall thereupon become the Agent hereunder, as applicable, and shall be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request. Any such successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof and shall have a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the resigning Agent's resignation becomes effective, the resigning Agent may appoint a temporary successor to act until such appointment by the Majority Banks and, if applicable, the Company is made and accepted or if no such temporary successor is appointed as provided above by the resigning Agent, the Majority Banks shall thereafter perform all of the duties of the resigning Agent hereunder until such appointment by the Majority Banks and, if applicable, the Company is made and accepted. Such successor Agent shall succeed to all of the rights and obligations of the resigning Agent as if originally named. The resigning Agent shall duly assign, transfer and deliver to such successor Agent all moneys at the time held by the resigning Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed. Upon such succession of any such successor Agent, the resigning Agent shall be discharged from its duties and obligations, in its capacity as Agent, hereunder, except for its gross negligence or wilful misconduct arising prior to its resignation hereunder, and the provisions of this Article 12 shall continue in effect for the benefit of the resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     12.5 Credit Decisions. Each Bank acknowledges that it has, independently of Agent and each other Bank and based on the financial statements of Company and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Bank also acknowledges that it will, independently of Agent and each other Bank and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any document executed pursuant hereto.

     12.6 Authority of Agent to Enforce This Agreement. Each Bank, subject to the terms and conditions of this Agreement, authorizes the Agent with full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of any Indebtedness outstanding under this Agreement or any other Loan Document and to file such proofs of debt or other documents as may be necessary to have the claims of the Banks allowed in any proceeding relative to Company, or any of its Subsidiaries, or their respective creditors or affecting their respective properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the other Loan Documents.

     12.7 Indemnification of Agent. The Banks agree to indemnify the Agent and its Affiliates (to the extent not reimbursed by Company, but without limiting any obligation of Company to make such reimbursement), ratably according to their respective Percentages, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent and its Affiliates in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or any action taken or omitted by the Agent and its Affiliates under this Agreement or any of the Loan Documents; provided, however, that no Bank shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's or its Affiliates's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Agent and its Affiliates in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents, to the extent that the Agent and its Affiliates is not reimbursed for such expenses by Company, but without limiting the obligation of Company to make such reimbursement. Each Bank agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any amounts owing to the Agent and its Affiliates by the Banks pursuant to this Section, provided that, if the Agent or its Affiliates is subsequently reimbursed by the Company for such amounts, it shall refund to the Banks on a pro rata basis the amount of any excess reimbursement. If the indemnity furnished to the Agent and its Affiliates under this Section shall, in the judgment of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Banks and cease, or not commence, to take any action until such additional indemnity is furnished. Any amounts paid by the Banks hereunder to the Agent or its Affiliates shall be deemed to constitute part of the Indebtedness hereunder.

     12.8 Knowledge of Default. It is expressly understood and agreed that the Agent shall be entitled to assume that no Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have been notified in a writing specifying such Event of Default and stating that such notice is a "notice of default" by a Bank or by Company. Upon receiving such a notice, the Agent shall promptly notify each Bank of such Event of Default and provide each Bank with a copy of such notice and, shall endeavor to provide such notice to the Banks within three (3) Business Days (but without any liability whatsoever in the event of its failure to do so). Agent shall also furnish the Banks, promptly upon receipt, with copies of all other notices or other information required to be provided by Company hereunder.

     12.9 Agent's Authorization; Action by Banks. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Banks to give any approval or consent, or to make any request, or to take any other action on behalf of the Banks (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Banks or the Banks, as applicable hereunder. Action that may be taken by Majority Banks or all of the Banks, as the case may be (as provided for hereunder) may be taken (i) pursuant to a vote at a meeting (which may be held by telephone conference call) as to which all of the Banks have been given reasonable advance notice, or (ii) pursuant to the written consent of the requisite percentages of the Banks as required hereunder, provided that all of the Banks are given reasonable advance notice of the requests for such consent.

     12.10 Enforcement Actions by the Agent. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall direct; provided, however, that the Agent shall not be required to act or omit to act if, in the judgment of the Agent, such action or omission may expose the Agent to personal liability or is contrary to this Agreement, any of the Loan Documents or applicable law. Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Bank (other than the Agent, acting in its capacity as agent) shall be entitled to take any enforcement action of any kind under any of the Loan Documents.

     12.11 Collateral Matters.

     (a) The Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain a perfected security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

     (b) The Banks irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Revolving Credit Aggregate Commitment and payment in full of all Indebtedness payable under this Agreement and under any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder; (iii) constituting property in which a Loan Party owned no interest at the time the Lien was granted or at any time thereafter; or (iv) if approved, authorized or ratified in writing by the Majority Banks, or all the Banks, as the case may be, as provided in Section 13.10. Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this
          Section 12.11(b).

     12.12 Agent in its Individual Capacities. Comerica Bank and its Affiliates and its successors and assigns, shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though such Bank were not the Agent. Comerica Bank and its Affiliates and their respective successors and assigns may (without having to account therefor to any Bank) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with Company (or its Subsidiaries) as if such Bank were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Banks.

     12.13 Co-Agent. The Bank identified on the facing page or signature pages of this Agreement as Co-Agent (if any) shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, the Bank so identified as Co-Agent shall not have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on the Bank so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

     12.14 Agent's Fees. Until the Indebtedness has been repaid and discharged in full and no commitment to fund any loan hereunder is outstanding, the Company shall pay to the Agent, as applicable, an agency fee(s) set forth (or to be set forth from time to time) in the applicable Fee Letter on the terms set forth therein. The Agent's Fees described in this Section 12.14 shall not be refundable under any circumstances.

     13. MISCELLANEOUS

     13.1 Accounting Principles. (a) Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done, unless otherwise specified herein, in accordance with GAAP. Furthermore, all financial statements required to be delivered hereunder, subject to year-end audit adjustments thereto and the omission of footnote disclosure in the case of unaudited statements, shall be prepared in accordance with GAAP.

     (a) In calculating the financial covenants, they shall be determined on a pro forma basis for each period during which a Permitted Acquisition shall have occurred, giving effect to such Permitted Acquisition as if it had occurred on the first day of the relevant period.

     13.2 Consent to Jurisdiction. Company, Agent and Banks hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal Court or Michigan state court sitting in Detroit, Michigan in any action or proceeding arising out of or relating to this Agreement or any of the Loan Documents and Company, Agent and Banks hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal Court or Michigan state court. Company irrevocably consent to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to Company at its address specified on the signature page hereto or by certified mail directed to such address or such other address as may be designated by Company in a notice to the other parties that complies as to delivery with the terms of Section 13.6. Nothing in this Section shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent (or any of them) to bring any such action or proceeding against Company or any Subsidiary or any of its or their property in the courts with subject matter jurisdiction of any other jurisdiction. Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

     13.3 Law of Michigan. This Agreement and the Notes shall be governed by and construed and enforced in accordance with the laws of the State of Michigan (without regard to its conflict of laws provisions). Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     13.4 Interest. In the event the obligation of Company to pay interest on the principal balance of the Notes is or becomes in excess of the maximum interest rate which Company is permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable with respect to such Bank's applicable Percentages shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

     13.5 Closing Costs and Other Costs; Indemnification. (a) Company agrees to pay, or reimburse the Agent for payment of, within five Business Days of demand therefor (except for closing costs which shall be payable on the Effective Date)
(i) all reasonable closing costs and expenses, including, by way of description and not limitation, house and outside attorney fees (without duplication of fees and expenses for the same services) and advances, appraisal and accounting fees, and lien search fees incurred by Agent in connection with the commitment, consummation and closing of the loans contemplated hereby or in connection with the administration of this Agreement or any amendment, refinancing or restructuring of the credit arrangements provided under this Agreement, (ii) all stamp and other taxes (excluding income, franchise and other similar taxes) and fees payable or determined to be payable in connection with the execution, delivery, filing, recording or amendment of this Agreement and the Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and (iii) all reasonable costs and expenses of the Agent or any of the Banks (including reasonable fees and expenses of outside counsel (but without duplication of fees and expenses for the same services) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent or any of the Banks from paying any amount under any Letter of Credit and any and all reasonable costs and expenses which any of them may incur relative to any payment under any Letter of Credit. At Agent's option, all of said amounts required to be paid by Company, if not paid when due, may be charged by Agent as a Prime-based Advance against the Indebtedness.

     (b) Company agrees to indemnify and hold Agent and each of the Banks harmless from all loss, cost, damage, liability or expenses, including reasonable house and outside attorneys' fees and disbursements (but without duplication of fees and expenses for the same services), incurred by Agent and the Banks by reason of an Event of Default, or enforcing the obligations of Company or any Subsidiary under this Agreement or any of the other Loan Documents or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the Loan Documents, excluding, however, any loss, cost, damage, liability or expenses arising solely as a result of the gross negligence or willful misconduct of the party seeking to be indemnified under this Section 13.5(b).

     (c) Company agrees to defend, indemnify and hold harmless Agent and each of the Banks, and their respective employees, agents, officers and directors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature (including without limitation, reasonable attorneys and consultants fees, investigation and laboratory fees, environmental studies required by Agent or any Bank in connection with the violation of Hazardous Material Laws, court costs and litigation expenses, excluding however, those arising solely as a result of the gross negligence or willful misconduct of the Agent or of the Person seeking indemnification, as the case may be) arising out of or related to (i) the presence, use, disposal, release or threatened release of any Hazardous Materials on, from or affecting any premises owned or occupied by Company or any of their respective Subsidiaries in violation of or non-compliance with applicable Hazardous Material Laws, (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (iii) any lawsuit or other proceeding brought or threatened, settlement reached or governmental order or decree relating to such Hazardous Materials, (iv) if any Event of Default exists and remains uncured, the cost of remediation or monitoring of all Hazardous Materials in violation of or non-compliance with applicable Hazardous Material Laws from all or any portion of any premises owned by Company or their respective Subsidiaries, (v) if any Event of Default exists and remains uncured, complying or coming into compliance with all Hazardous Material Laws and/or (vi) if any Event of Default exists and remains uncured, any violation of Hazardous Material Laws. The obligations of Company under this Section 13.5(c) shall be in addition to any and all other obligations and liabilities the Company may have to Agent or any of the Banks at common law or pursuant to any other agreement.

     13.6 Notices. Except as expressly provided otherwise in this Agreement, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier, by telex or by facsimile and addressed or delivered to it at its address set forth on Schedule
13.6 or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section
13.6. Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given two
(2) Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by telex or facsimile, shall be deemed given when received (answer back confirmed in the case of telexes and receipt confirmed in the case of telecopies). Agent may, but, except as specifically provided herein, shall not be required to, take any action on the basis of any notice given to it by telephone, but the giver of any such notice shall promptly confirm such notice in writing or by telex or facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above. If such telephonic notice conflicts with any such confirmation, the terms of such telephonic notice shall control.

     13.7 Further Action. Company, from time to time, upon written request of Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action as may reasonably be required to carry out the intent and purpose of this Agreement or the Loan Documents, and to provide for Advances under and payment of the Notes, according to the intent and purpose herein and therein expressed.

     13.8 Successors and Assigns; Participations; Assignments.

     (a) This Agreement shall be binding upon and shall inure to the benefit of Company and the Banks and their respective successors and assigns.

     (b) The foregoing shall not authorize any assignment by Company of its rights or duties hereunder, and, except as otherwise provided herein, no such assignment shall be made (or effective) without the prior written approval of the Banks.

     (c) The Company and Agent acknowledge that each of the Banks may at any time and from time to time, subject to the terms and conditions hereof, assign or grant participations in such Bank's rights and obligations hereunder (on a pro rata basis only) and under the other Loan Documents to any commercial bank, savings and loan association, insurance company, pension fund, mutual fund, commercial finance company or other similar institution, the identity of which institution is approved by Company and Agent, such approval not to be unreasonably withheld or delayed; provided, however, that (i) the approval of Company shall not be required upon the occurrence and during the continuance of an Event of Default, (ii) the approval of Company and Agent shall not be required for any such sale, transfer, assignment or participation to the Affiliate of an assigning Bank, any other Bank or any Federal Reserve Bank and (iii) no assignment shall be made or participation granted to an entity which is a competitor of Company and their Subsidiaries without the consent of the Company, which consent may be withheld in the sole discretion of Company. The Company authorizes each Bank to disclose to any prospective assignee or participant, once approved by Company and Agent, any and all financial information in such Bank's possession concerning the Company which has been delivered to such Bank pursuant to this Agreement;
          provided that each such prospective participant shall execute a confidentiality agreement consistent with the terms of Section 13.11 hereof.

     (d) Each assignment by a Bank of all or any portion of its rights and obligations hereunder and under the other Loan Documents, which assignments shall be on a pro rata basis, shall be made pursuant to an Assignment Agreement substantially (as determined by Agent) in the form attached hereto as Exhibit I (with appropriate insertions acceptable to Agent) (provided however that such Bank need not deliver an Assignment Agreement in connection with assignments to such Bank's Affiliates or to a Federal Reserve Bank) and shall be subject to the terms and conditions hereof, and to the following restrictions:

          (i) each assignment shall be in a minimum amount of the lesser of (x) Five Million Dollars ($5,000,000) or such lesser amount as the Agent shall agree and (y) the entire remaining amount of assigning Bank's aggregate interest in the Revolving Credit (and participations in any outstanding Letters of Credit); provided however that, after giving effect to such assignment, in no event shall the entire remaining amount (if any) of assigning Bank's aggregate interest in the Revolving Credit (and participations in any outstanding Letters of Credit) be less than $5,000,000; and

          (ii) no assignment shall be effective unless Agent has received from the assignee (or from the assigning Bank) an assignment fee of $3,500 for each such assignment and such assignment is accompanied  by the relevant  tax forms  required  under  Section
               13.12 hereof.

               In connection with any assignment, Company and Agent shall be entitled to continue to deal solely and directly with the assigning Bank in connection with the interest so assigned until
               (x) the Agent shall have received a notice of assignment duly executed by the assigning Bank and an Assignment Agreement (with respect thereto) duly executed by the assigning Bank and each assignee; and (y) the assigning Bank shall have delivered to the Agent the original of each Note held by the assigning Bank under this Agreement. From and after the date on which the Agent shall notify Company and the assigning Bank that the foregoing conditions shall have been satisfied and all consents (if any) required shall have been given, the assignee thereunder shall be deemed to be a party to this Agreement. To the extent that rights and obligations hereunder shall have been assigned to such assignee as provided in such notice of assignment (and Assignment Agreement), such assignee shall have the rights and obligations of a Bank under this Agreement and the other Loan Documents (including without limitation the right to receive fees payable hereunder in respect of the period following such assignment). In addition, the assigning Bank, to the extent that rights and obligations hereunder shall have been assigned by it as provided in such notice of assignment (and Assignment Agreement), but not otherwise, shall relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents.

               Within five (5) Business Days following Company's receipt of notice from the Agent that Agent has accepted and executed a notice of assignment and the duly executed Assignment Agreement and assuming the Company has consented to such assignment (if their consent is required), Company shall, to the extent applicable, and if requested by the assignee Bank, execute and deliver to the Agent in exchange for any surrendered Note, new Note(s) payable to the order of the assignee in an amount equal to the amount assigned to it pursuant to such notice of assignment (and Assignment Agreement), and with respect to the portion of the Indebtedness retained by the assigning Bank, to the extent applicable, new Note(s) payable to the order of the assigning Bank in an amount equal to the amount retained by such Bank hereunder. Agent, the Banks and the Company acknowledge and agree that any such new Note(s) shall be given in renewal and replacement of the surrendered Notes and shall not effect or constitute a novation or discharge of the Indebtedness evidenced by any surrendered Note, and each such new Note may contain a provision confirming such agreement. In addition, promptly following receipt of such Notes, Agent shall prepare and distribute to Company and the assigning Bank and the assignee Bank a revised Schedule 1.2 to this Agreement setting forth the applicable new Percentages of the Banks (including the assignee
               Bank), taking into account such assignment.

     (e) Each Bank agrees that any participation agreement permitted hereunder shall comply with all applicable laws and shall be subject to the following restrictions (which shall be set forth in the applicable Participation Agreement):

          (i) such Bank shall remain the holder of its Notes hereunder (if such Notes are issued), notwithstanding any such participation;

          (ii) a participant shall not reassign or transfer, or grant any sub-participations in its participation interest hereunder or any part thereof; and

          (iii)such Bank shall retain the sole right and responsibility to enforce the obligations of the Company relating to the Notes and the other Loan Documents, including, without limitation, the right to proceed against any Guarantors, or cause Agent to do so (subject to the terms and conditions hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant (other than a participant which is an Affiliate of such Bank), except for those matters covered by Section 13.10(a) through (e) and (h) hereof (provided that a participant may exercise approval rights over such matters only on an indirect basis, acting through such Bank, and Company, Agent and the other Banks may continue to deal directly with such Bank in connection with such Bank's rights and duties hereunder). Notwithstanding the foregoing, however, in the case of any participation granted by any Bank hereunder, the participant shall not have any rights under this Agreement or any of the other Loan Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation, provided, however, that such participant shall be entitled to the benefits of this Section 13.8(e) with respect to rights of setoff under Section 9.6 and the benefit of
               Section 11 hereof, and provided further, however, that no participant shall be entitled to receive any greater amount pursuant to such Sections than the issuing Bank would have been entitled to receive in respect of the amount of the participation transferred by such issuing Bank to such participant had no such transfer occurred.

     (f) The Agent shall maintain at its principal office a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks, the Percentages of such Banks and the principal amount of each type of Advance owing to each such Bank from time to time. The entries in the Register shall be conclusive evidence, absent manifest error, and the Company, the Agent, and the Banks may treat each Person whose name is recorded in the Register as the owner of the Advances recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the any of the Company or any Bank upon reasonable notice to the Agent and a copy of such information shall be provided to any such party on their prior written request. The Agent shall give prompt written notice to the Company of the making of any entry in the Register or any change in such entry.

     (g) Nothing in this Agreement, the Notes or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees and participants permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Notes or the other Loan Documents.

     13.9 Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

     13.10 Amendment and Waiver. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by Company or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) or, if this Agreement expressly so requires with respect to the subject matter thereof, by all Banks (and, with respect to any amendments to this Agreement or the other Loan Documents, by Company or the Guarantors which are signatories thereto), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, (X) that no amendment, waiver or consent shall increase the Percentage or the stated commitment amounts applicable to any Bank unless approved, in writing, by the affected Bank and (Y) that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) reduce the principal of, or interest on, any outstanding Indebtedness or any Fees or other amounts payable hereunder, (b) postpone any date fixed for any payment of principal of, or interest on, any outstanding Indebtedness or any Fees or other amounts payable hereunder, (c) waive any Event of Default specified in Section 9.1(a) hereof, (d) except as expressly permitted hereunder or under the Collateral Documents, release or defer the granting or perfecting of a lien or security interest in all or substantially all or any material part of the Collateral (other than the release or deferral of any leasehold mortgage which shall be approved by the Majority Banks) or release any guaranty or similar undertaking provided by any Person, provided however that Agent shall be entitled to release any Collateral or guaranty in connection with any sale or other transfer by Company or any Subsidiary which is permitted under the terms of this Agreement or the other Loan Documents without notice to or any further action or consent of the Banks, (e) terminate or modify any indemnity provided to the Banks hereunder or under the other Loan Documents, except as shall be otherwise expressly provided in this Agreement or any other Loan Document, (f) take any action which requires the approval or consent of all Banks pursuant to the terms of this Agreement or any other Loan Document, or (h) change the definitions of "Borrowing Base", "Percentage", "Majority Banks" or this Section 13.10. Notwithstanding the foregoing, (A) no amendment, waiver or consent shall, unless in writing signed by the Swing Line Bank, do any of the following: (x) reduce the principal of, or interest on, the Swing Line Note or
(y) postpone any date fixed for any payment of principal of, or interest on, the Swing Line Note; (B) no amendment, waiver, or consent shall, unless in writing and signed by the Issuing Bank, affect the rights or duties of the Issuing Bank under Article 3 hereof and (C) no amendment, waiver, or consent shall, unless in writing and signed by the Agent in addition to all the Banks, affect the rights or duties of the Agent under this Agreement or any other Loan Document. All references in this Agreement to "Banks" or "the Banks" shall refer to all Banks, unless expressly stated to refer to Majority Banks (or the like).

     13.11 Confidentiality. Each Bank agrees that it will not disclose without the prior consent of Company (other than to its employees, its Subsidiaries, another Bank, an Affiliate of a Bank or to its auditors or counsel) any information with respect to Company, which is furnished pursuant to this Agreement or any of the other Loan Documents; provided that any Bank may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by such Bank from any third party under no duty of confidentiality to Company, (b) as may be required or appropriate in any report, statement or testimony submitted to, or in respect to any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Bank, including the Board of Governors of the Federal Reserve System of the United States, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any permitted transferee or assignee or to any approved participant of, or with respect to, the Notes, as aforesaid; provided that each such Person executed a confidentiality agreement consistent with the terms of this Section 13.11.

     13.12 Withholding Taxes. If any Bank is not a united states person within the meaning of Section 7701(a)(30) of the Internal Revenue Code such Bank shall promptly (but in any event prior to the initial payment of interest hereunder) deliver to the Agent two executed copies of (i) Internal Revenue Service Form W-8BEN or any successor form specifying the applicable tax treaty between the United States and the jurisdiction of such Bank's domicile which provides for the exemption from withholding on interest payments to such Bank, (ii) Internal Revenue Service Form W-8ECI or any successor form evidencing that the income to be received by such Bank hereunder is effectively connected with the conduct of a trade or business in the United States or (iii) other evidence satisfactory to the Agent that such Bank is exempt from United States income tax withholding with respect to such income; provided, however, that such Bank shall not be required to deliver to Agent the aforesaid forms or other evidence with respect to Advances to the Company, if such Bank has assigned its entire interest in the Revolving Credit (including any outstanding Advances thereunder and participations in Letters of Credit issued hereunder), the Swing Line and any Notes issued to it by the Company, to an Affiliate which is incorporated under the laws of the United States or a state thereof, and so notifies the Agent. Such Bank shall amend or supplement any such form or evidence as required to insure that it is accurate, complete and non-misleading at all times. Promptly upon notice from the Agent of any determination by the Internal Revenue Service that any payments previously made to such Bank hereunder were subject to United States income tax withholding when made, such Bank shall pay to the Agent the excess of the aggregate amount required to be withheld from such payments over the aggregate amount actually withheld by the Agent. In addition, from time to time upon the reasonable request and at the sole expense of the Company, each Bank and the Agent shall (to the extent it is able to do so based upon applicable facts and circumstances), complete and provide the Company with such forms, certificates or other documents as may be reasonably necessary to allow the Company, as applicable, to make any payment under this Agreement or the other Loan Documents without any withholding for or on the account of any tax under Section 10.1(d) hereof (or with such withholding at a reduced rate), provided that the execution and delivery of such forms, certificates or other documents does not adversely affect or otherwise restrict the right and benefits (including without limitation economic benefits) available to such of the Bank or the Agent, as the case may be, under this Agreement or any of the other Loan Documents, or under or in connection with any transactions not related to the transactions contemplated hereby.

     13.13 Taxes and Fees. Should any tax (other than as a result of a Bank's failure to comply with Section 13.12 or a tax based upon the net income or capitalization of any Bank or the Agent by any jurisdiction where a Bank or Agent is or has been located), recording or filing fee become payable in respect of this Agreement or any of the other Loan Documents or any amendment, modification or supplement hereof or thereof, the Company agrees to pay the same, together with any interest or penalties thereon arising from the Company's act or omission, and agrees to hold the Agent and the Banks harmless with respect thereto. Notwithstanding the foregoing, nothing contained in this
Section  13.13 shall  affect or reduce the rights of any Bank or the Agent under
Section 11.5 hereof.

     13.14 WAIVER OF JURY TRIAL. THE BANKS, THE AGENT AND THE COMPANY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE BANKS, THE AGENT, NOR COMPANY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE BANKS AND THE AGENT OR COMPANY EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

     13.15 Complete Agreement; Conflicts. This Agreement, the Notes (if issued), any Requests for Revolving Credit Advance and Requests for Swing Line Advance hereunder, and the Loan Documents contain the entire agreement of the parties hereto, superseding all prior agreements, discussions and understandings relating to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing. In the event of any conflict between the terms of this Agreement and the other Loan Documents, this Agreement shall govern.

     13.16 Severability. In case any one or more of the obligations of Company under this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of Company shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of Company under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.

     13.17 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof.

     13.18 Construction of Certain Provisions. If any provision of this Agreement or any of the Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

     13.19 Independence of Covenants. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default.

     13.20 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of Company or any party to any of the Loan Documents made herein or in any of the Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of Company or any Subsidiary in connection with this Agreement or any of the Loan Documents shall be deemed to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of Company set forth in
Section 13.5 hereof (together with any other indemnities of Company or any Subsidiary contained elsewhere in this Agreement or in any of the other Loan Documents) and of Banks set forth in Section 12.7 hereof shall survive the repayment in full of the Indebtedness and the termination of the Revolving Credit Aggregate Commitment.

     13.21 Merger. Upon the effective date of the Merger, all references in the Loan Documents to Wheel to Wheel Acquisition Company, LLC and Wheel to Wheel, Inc. shall mean Wheel to Wheel, LLC (formerly known as Wheel to Wheel Acquisition Company, LLC) survivor of the Merger and all existing credit facilities by Comerica in favor of Tecstar, LLC, Wheel to Wheel, Inc. and Company shall terminate.

                                      * * *

                     [Signatures Follow On Succeeding Page]

     WITNESS the due execution hereof as of the day and year first above written.



COMERICA BANK,                          STARCRAFT CORPORATION
as Agent

By: /s/ Michael H. Cliff                By: /s/ Michael H. Schoeffler
   -------------------------------         -------------------------------------
      Michael H. Cliff                        Michael H. Schoeffler
Its:  Vice President                    Its:  President


SWING LINE BANK:                        COMERICA BANK


                                        By: /s/ Michael H. Cliff
                                           -------------------------------------
                                              Michael H. Cliff
                                        Its:  Vice President



ISSUING BANK:                           COMERICA BANK


                                        By: /s/ Michael H. Cliff
                                           -------------------------------------
                                              Michael H. Cliff
                                        Its:  Vice President


BANKS:                                  COMERICA BANK


                                        By: /s/ Michael H. Cliff
                                           -------------------------------------
                                              Michael H. Cliff
                                        Its:  Vice President